Tier 2 Reg A Offering Statement

Riemann Computing Inc.

(Exact name of issuer as specified in its charter)
Michigan
(State of other jurisdiction of incorporation or organization)

801 W Big Beaver Rd. Suite 300,
MB #38 MI, 48084, USA
248-238-8245

(Address, including zip code, and telephone number, including area code of issuer's principal executive office)

801 W Big Beaver Rd. Suite 300,
MB #38 MI, 48084, USA

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________ 7374_______________
(Primary Standard Industrial Identification Number)

_________ 82-4528449_____________
(I.R.S. Employer Classification Code Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

Tier 2 Reg A Offering Statement

Dated: TBD

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

RIEMANN COMPUTING INC.
801 W Big Beaver Rd. Suite 300,
MB #38 MI, 48084, USA
248-238-8245

1,355,490 Shares of Common Stock at $2.47 per Share

Minimum Investment: 41 Shares ($101.27)

Maximum Offering: $3,348,060.30

This is the initial public offering (the "Offering") of securities by Riemann Computing Inc., a corporation organized and existing under the laws of the State of Michigan (the "Company"). The Company hereby offers a maximum of 1,355,490 shares (the "Maximum Offering") of its common stock, par value $0.0019 per share (the "Common Stock"), at a price of $2.47 per share (the "Shares"). The Offering shall terminate upon the earlier to occur of: (i) the sale of all the Shares offered; or (ii) the close of business 365 days following the date of qualification by the United States Securities and Exchange Commission (the "SEC"), unless sooner terminated or extended by the Company in its sole discretion.

Pending each closing, all payments for the Shares shall be made directly to the Company, and the funds shall be immediately available for use by the Company in its operations in accordance with the "USE OF PROCEEDS TO ISSUER" section of the Offering Circular. The Company has not established an escrow account for this Offering. Closings will occur upon the receipt and acceptance of investor subscriptions by the Company. In the event that less than the Maximum Offering is sold by the initial closing date, the Company may conduct one or more subsequent closings for additional sales until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date.

There is no aggregate minimum offering amount required for the Offering to become effective. Consequently, subject to applicable securities laws, the Company reserves the right to commence the application of proceeds from the Offering, from the first dollar received, towards its business strategy, development expenses, offering expenses, and other uses as detailed in the Offering Circular. The Company anticipates the commencement of the sale of the Shares to occur on the date on which the offering statement, of which this Offering Circular forms a part (the "Offering Statement"), is qualified by the SEC.

Investing in our Common Stock involves substantial risks. Prospective investors should carefully review and consider the section entitled "Risk Factors" for a detailed discussion of specific risks associated with an investment in our Common Stock.

THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") DOES NOT ENDORSE, RECOMMEND, OR OTHERWISE EXPRESS ANY OPINION ON THE MERITS OF THE SECURITIES OFFERED HEREIN OR THE TERMS OF THE OFFERING. FURTHERMORE, THE COMMISSION DOES NOT VERIFY, CONFIRM, OR WARRANT THE ACCURACY OR COMPLETENESS OF THIS OFFERING CIRCULAR OR ANY OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED; HOWEVER, THE COMMISSION HAS NOT MADE, NOR WILL IT MAKE, AN INDEPENDENT DETERMINATION REGARDING THE EXEMPTION STATUS OF THESE SECURITIES.

	Price to Public	**Commissions (1)**	**Proceeds to the Company (2)**
Per share	$2.47	$ 0.12103	$ 2.34897
Minimum investment	$101.27	$ 4.96223	$96.30777
Maximum offering	$3,348,060.30	$ 164,054.9547	$ 3,184,005.3453

1) The Company will sell the Shares through NetCapital Funding Portal Inc. (“NetCapital”). NetCapital is a FINRA/SEC registered funding portal and will receive

a listing fee less than or up to $10,000 + 4.9% commissions on the value of the securities sold.

2) Does not reflect payment of expenses of this offering, which are estimated to not exceed $100,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include fees to be paid to the escrow agent and technology providers. This amount represents the proceeds of the offering to the Company, which will be used as set out in "USE OF PROCEEDS TO ISSUER."

No sale may be consummated in connection with this offering if the aggregate purchase price exceeds ten percent (10%) of the greater of your annual income or net worth, except as otherwise provided for accredited investors and non-natural persons. Prospective investors are strongly advised to review Rule 251(d)(2)(i)(C) of Regulation A to ensure compliance with applicable investment thresholds prior to making any representation concerning the amount of their investment. For general guidance on investing, please refer to www.investor.gov.

The securities described in this offering statement shall not be offered for sale until such time as they have been qualified by the Securities and Exchange Commission. This offering circular does not constitute an offer to sell, nor does it solicit an offer to purchase, any shares of our common stock in any state or jurisdiction where such offer or sale would be unlawful.

Investment in small businesses entails a substantial level of risk, and prospective investors should only commit funds to this offering if they are prepared to absorb a potential total loss of their investment. For a detailed discussion of certain risks that should be evaluated prior to purchasing any shares in this offering, please refer to the section titled “Risk Factors.”

An Offering Statement pursuant to Regulation A pertaining to these securities has been filed with the U.S. Securities and Exchange Commission (the "Commission"). The information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold, nor may offers to purchase be accepted, prior to the qualification of the Offering Statement by the Commission. This Preliminary Offering Circular shall not be construed as an offer to sell or a solicitation of an offer to purchase, nor shall there be any sales of these securities in any state where such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state. We reserve the right to satisfy our obligation to deliver a Final Offering Circular by providing you with a notice, within two (2) business days following the consummation of your purchase, containing the URL where the Final Offering Circular, or the Offering Statement in which such Final Offering Circular is included, may be accessed.

The Shares are being offered pursuant to Regulation A under Section 3(b) of the Securities Act of 1933, as amended, specifically for Tier 2 offerings. The issuance of Shares is restricted to purchasers who meet the eligibility criteria as prescribed by Regulation A.
The offering period is anticipated to conclude upon the occurrence of the earliest of the following: (i) the sale of all Shares offered; or (ii) the close of business 365 days from the date of qualification by the Securities and Exchange Commission, unless the Company, at its sole discretion, elects to terminate or extend the offering. Prior to each closing, all payments for the Shares will be made directly to the Company. These funds will be immediately

accessible to the Company and will be utilized in accordance with the operational needs of the Company's business as delineated in the "USE OF PROCEEDS TO ISSUER" section of this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR. ANY SUCH INFORMATION OR REPRESENTATIONS, IF PROVIDED OR MADE, SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

PROSPECTIVE INVESTORS ARE ADVISED THAT THE CONTENTS OF THIS OFFERING CIRCULAR, AS WELL AS ANY COMMUNICATIONS FROM THE COMPANY OR ITS EMPLOYEES, AGENTS, OR AFFILIATES, WHETHER PRIOR OR SUBSEQUENT TO THE DATE HEREOF, SHOULD NOT BE CONSTRUED AS INVESTMENT, LEGAL, FINANCIAL, OR TAX ADVICE.

TABLE OF CONTENTS

This Offering Circular is being provided solely for the purpose of offering to sell, and soliciting offers to purchase, our securities exclusively in jurisdictions where such offers and sales are legally permitted. Prospective investors should rely exclusively on the information contained herein. No individual or entity has been authorized to furnish any information beyond that which is contained in this Offering Circular. The information contained herein is accurate only as of the date specified and may not reflect any changes that may have occurred since the date of this Offering Circular. The delivery of this Offering Circular or any sale or delivery of our securities does not, under any circumstances, imply that there have been no changes in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for distribution as required by applicable federal securities laws.

Except where otherwise indicated, the data included in this Offering Circular pertaining to the Company's business is derived from various public sources. While we believe such data to be generally reliable, it is inherently imprecise, and our estimates and projections based on this data involve a number of assumptions and limitations. Consequently, prospective investors are advised to not place undue reliance on such data, estimates, or projections.

In this Offering Circular, unless the context otherwise requires, references to "Riemann Computing Inc.," "we," "the Company," "our," and "us" pertain to the activities, assets, and liabilities of Riemann Computing Inc.

NASAA UNIFORM LEGEND

For Residents of all States**:** The inclusion of a legend for any particular state signifies only that a legend may be mandated by that state and does not imply that offers or sales may be lawfully conducted in that state. If there is any uncertainty regarding the legality of offers or sales in a specific state, you are hereby advised to consult with the Company. The securities described in this offering circular have not been registered under the securities laws of any state (commonly referred to as 'Blue Sky' laws).

In making an investment decision, investors must rely on their independent evaluation of the issuer of the securities and the terms of the offering, including the inherent risks and merits associated with the investment. These securities have not been endorsed by any federal or state securities commission or regulatory authority. Moreover, the aforementioned authorities have not verified the accuracy or adequacy of this document. Any representation to the contrary constitutes a criminal offense.

NOTICE TO FOREIGN INVESTORS

If the purchaser resides outside of the United States, it is the purchaser's responsibility to fully comply with the laws of any relevant foreign jurisdiction in connection with the purchase of these securities, including but not limited to obtaining any necessary governmental or other consents, and observing all other required legal or formal requirements. The Company reserves the right to refuse the purchase of securities by any foreign purchaser.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements, which are subject to inherent risks and uncertainties. Statements contained within this Form 1-A, Offering Circular, and any incorporated documents, other than those which pertain to historical facts or present conditions, are forward-looking in nature. These forward-looking statements reflect the Company's current reasonable expectations and projections regarding its financial condition, operational results, business plans, objectives, future performance, and business strategies.

Forward-looking statements are identifiable by terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will," "would," or similar terminology, or by other comparable expressions within sections titled "**Summary**," "**Risk Factors**," "**Our Business**," and other sections of this Offering Circular. Such statements pertain to projections, beliefs, anticipated events or trends, future plans and strategies, and other matters that are not historical facts.

Investors are cautioned against placing undue reliance on these forward-looking statements. The cautionary statements included in this Offering Circular, including those outlined under "Risk Factors" and elsewhere, identify certain significant factors which should be considered when evaluating the forward-looking statements presented herein. These factors include, but are not limited to:

- The Company's capacity to effectively execute its business plan, including, but not limited to, its ability to fully develop its business model and offerings, and to respond to a highly competitive and rapidly evolving market and regulatory environment.
- The Company's ability to manage its research, development, expansion, growth, and operating expenses.
- The Company's ability to assess and measure its business, prospects, and performance metrics, and to differentiate its business model and service offerings.
- The Company's ability to compete, both directly and indirectly, and to achieve success in a highly competitive and evolving industry.
- The Company's capacity to respond and adapt to technological changes and shifts in customer behavior.
- The Company's ability to safeguard its intellectual property and to develop, maintain, and enhance a strong brand.

Although the forward-looking statements contained herein are based on the Company's current beliefs, assumptions, and expectations, and reflect all information currently available to the Company, there can be no assurance that future transactions, results, performance, achievements, or outcomes will align with these forward-looking statements. The Company makes no representation or warranty to any investor that the expectations reflected in such forward-looking statements will be realized or that any deviations from such expectations will not be material and adverse. Except as required by law, the Company undertakes no obligation to update or revise this Offering Circular or to make any public statements reflecting changes in its forward-looking statements.

NOTICE REGARDING THIS FORM 1-A AND OFFERING CIRCULAR

In connection with your investment decision, you are advised to rely exclusively on the information provided in this Form 1-A and the accompanying Offering Circular. The Company expressly disclaims any authorization for any person or entity to furnish information that is inconsistent with the content of this Form 1-A and Offering Circular. The offer and sale of the Shares are strictly confined to jurisdictions where such transactions are lawful. It should be clearly understood that the information presented in this Form 1-A and Offering Circular is deemed accurate only as of the specified date herein, notwithstanding the date of delivery or review of this Form 1-A and Offering Circular. The Company's business, financial condition, results of operations, and prospects may have materially changed since the date of this document. Statements made herein regarding the content of agreements or other documents are presented as summaries and are inherently selective and incomplete. Such statements are subject to, and should be read in conjunction with, the actual terms and provisions of the referenced agreements or documents.

SUMMARY

The following summary provides an overview of certain key information contained within this Offering Circular. However, this summary is not exhaustive and does not encompass all material information that prospective investors should evaluate prior to making an investment decision with respect to our Common Stock. It is imperative that you thoroughly review the entire Offering Circular, with particular attention to the "Risk Factors" section, which outlines the specific risks associated with an investment in the company. Additionally, certain statements within this Offering Circular constitute forward-looking statements. For a detailed discussion of such statements, please refer to the section titled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

Riemann Computing Inc., located at 801 W Big Beaver Rd, Suite 300 MB #38, Troy, MI 48084, was initially established as the Stark Drones Corporation in the state of Michigan. Founded on February 23, 2018, with operations commencing in 2017, the company has since rebranded to Riemann Computing Inc. It functions as a holdings company overseeing a diverse portfolio of brands and technologies, with a primary focus on pioneering "moonshot" innovations that have the potential to disrupt the telecommunications and infrastructure sectors.

Riemann Computing Inc. (formerly known as the Stark Drones Corporation) has evolved from its modest beginnings prior to its official founding in 2018. The company is committed to revolutionizing the telecommunications and infrastructure industries. The name Riemann Computing pays homage to the Riemann Zeta function and the Riemann Hypothesis, reflecting the company's dedication to advanced and transformative technological research.

Our Business

Riemann Computing Inc. is presently seeking to allocate capital into sectors that demonstrate a high likelihood of convergence within the next decade. After a thorough evaluation of various potential sectors, we have identified and prioritized the following categories based on their prospective market growth and the inherent value of their innovative potential:

(i) Data Warehousing
(ii) Infrastructure
(iii) Geospatial Mapping
(iv) Data Mining

Market

Riemann Computing Inc. strategically focuses on sectors poised for significant growth and anticipated technological convergence over the coming decade. Key markets include:

- Business-to-Business (B2B) and Business-to-Government (B2G) sectors,
- Infrastructure development and management,
- Telecommunications and Internet Service Provision,
- Geospatial mapping and data mining industries,

- Research and academic institutions,
- Various industries necessitating sophisticated and pioneering data warehousing solutions.

REGULATION A

We are conducting this offering of our Common Stock pursuant to the newly adopted regulations by the Securities and Exchange Commission (SEC) as mandated under the Jumpstart Our Business Startups Act of 2012, commonly known as the JOBS Act. This offering is being made in accordance with the provisions of Regulation A+, specifically under "Tier 2", which authorizes us to offer and sell securities up to an aggregate amount of $75 million within a 12-month period.

Pursuant to the requirements of Tier 2 of Regulation A, following the qualification of the offering statement, of which this Offering Circular forms a part, we will be obligated to publicly file with the SEC annual reports, semiannual reports, and current reports to disclose material events.

THE OFFERING

Issuer:	Riemann Computing Inc
Shares Offered:	A maximum of 1,355,490 shares of Common Stock (the "Maximum Offering") will be offered at an offering price of $2.47 per share (the "Shares").
Number of shares of Common Stock Outstanding before the Offering:	31,355,490 shares of Common Stock.
Number of shares of Common Stock to be Outstanding after the Offering:	30,000,000 shares of Common Stock will be issued if the Maximum Offering is fully subscribed.
Price per Share:	$2.47.
Maximum Offering:	The Company is offering up to 1,355,490 shares of its Common Stock (the "Maximum Offering") at an offering price of $2.47 per share (the "Shares"), for total gross proceeds not to exceed $3,348,060.30. The Company shall not accept investments exceeding the Maximum Offering amount.
Minimum Investment:	$101.27 per investor (representing 41 shares of Common Stock).
Use of Proceeds:	If we sell all of the Shares being offered, our net proceeds (after our estimated commissions, if any, but excluding our estimated Offering expenses) will be approximately $3,184,005.3453. We will use these net proceeds for ongoing operational support, strategic expansion, research and development initiatives, and marketing activities. The capital raised will be allocated to support operational expenses, implement procedural improvements, address other related corporate requirements, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.
Voting Rights:	The Shares carry full voting rights.
Duration of Offering:	Shares will be offered on a continuous basis until the earliest of: (1) the sale of the maximum number of Shares offered; (2) 365 days from the date of qualification by the Commission; (3) an extension of the offering by the Company, in its sole discretion, beyond 90 days from the date of qualification by the Commission; or (4) the withdrawal of this Offering by the Company, in its sole discretion.
Risk Factors:	An investment in our Common Stock entails a significant degree of risk. Prospective investors are urged to carefully review the section entitled "Risk Factors."

Common Stock Outstanding (1)	31,355,490 Shares
Common Stock in this Offering	1,355,490 Shares
Stock to be outstanding after the offering (2)	30,000,000 Shares

(1) The Company has authorized the issuance of 7,500,000 shares of Preferred Stock, of which 7,500,000 shares have been duly issued and are currently outstanding. No shares of Preferred Stock are being offered for sale in connection with this Offering.
(2) The total number of shares of Common Stock indicated herein reflects the assumption that the maximum allowable number of shares will be sold pursuant to this Offering.

The Company may not successfully achieve the sale of the Maximum Offering Amount. The Company reserves the right to conduct one or more closings on a rolling basis as subscription funds are received from investors.

The net proceeds of the Offering will constitute the gross proceeds derived from the sale of the Shares, less any and all expenses incurred in connection with the Offering.

The Company is not currently listed on any securities exchange or trading market, and there is no assurance that the Company's stock will be listed in the future. Prospective investors should not rely on the assumption that the Offered Shares will achieve listing status. Furthermore, there can be no guarantee that a stable and liquid public trading market for the Shares will develop or be sustained.

RISK FACTORS

Investing in our shares involves substantial risk. Prospective investors should carefully evaluate the following risk factors, in conjunction with the other information presented in this Offering Circular, prior to making an investment decision. Each of these risk factors could materially and adversely impact Riemann Computing Inc.'s business, financial condition, operating results, or the value of an investment in our shares. The following summary highlights the principal factors contributing to the speculative nature of this offering. Riemann Computing Inc. is subject to the same risks inherent in the telecommunications, infrastructure, and data technology sectors, as well as broader economic risks. These include risks associated with economic downturns, geopolitical events, and technological advancements. Additionally, early-stage enterprises like Riemann Computing Inc. inherently face higher risks compared to established companies. Investors should consider both general and specific risks when evaluating this investment opportunity.

Risks Related to Riemann Computing Inc.

- **The Company has limited capitalization and insufficient working capital, rendering it reliant on raising additional funds to expand and develop its business.** Riemann Computing Inc. presently lacks adequate working capital necessary to fully implement its business strategy, which is centered on pioneering "moonshot" innovations in the telecommunications and infrastructure sectors. The success of our business operations is contingent upon the success of this offering. Should we fail to secure sufficient capital through this offering, we may be compelled to modify or abandon our business plan, including strategic investments in key areas such as Data Warehousing, Infrastructure, Geospatial Mapping, and Data Mining.
- **The Company's limited operational history may impede our ability to successfully execute our business plan.** Riemann Computing Inc., having rebranded from Stark Drones Corporation, has a constrained operational history. Our business operations are subject to the inherent risks associated with the establishment of a nascent enterprise, including difficulties in capital acquisition, the successful execution of our business plan, and achieving revenue generation. We cannot guarantee that our initiatives to disrupt the telecommunications and infrastructure sectors through advanced technological research will be successful or yield revenue or profit. Any failure to effectively implement our business strategy could materially and adversely affect the Company's business prospects.
- **We may be unable to generate sufficient operating cash flows to maintain operations or provide distributions to our shareholders.** Given its recent rebranding and developmental stage, Riemann Computing Inc.'s financial performance, operational outcomes, and capacity to make or sustain shareholder distributions will be influenced by several factors, including our ability to manage marketing and operational expenses, as well as the prevailing economic conditions within our target markets such as telecommunications and infrastructure.
- **The Company is reliant on the sale of its securities to finance its operations.** Riemann Computing Inc. is dependent upon the sale of its securities to fund its ongoing operational activities, particularly with respect to its efforts to transform sectors like data warehousing and geospatial mapping. We will continue to rely on this method of financing until such time as we generate adequate revenue to cover operational expenses. There can be no assurance that we will successfully complete

the sale of our equity securities, and liquidity constraints could necessitate the cessation of our business operations if additional financing is not forthcoming.

- **The Company's reliance on key personnel poses a risk; loss of these individuals could adversely impact our business.** Our business model is heavily reliant on the expertise and ongoing involvement of key officers and directors. Replacing these individuals at this early stage of development, particularly given our focus on specialized technological research, would be exceedingly challenging. The loss or unavailability of any such personnel could have a detrimental effect on our business operations and prospects, potentially resulting in a loss of your investment.
- **Our Certificate of Incorporation and Bylaws provide limitations on liability and indemnification for our officers and directors.** The Certificate of Incorporation and Bylaws of the Company permit indemnification of our officers and directors to the fullest extent permitted by law, encompassing protection against liabilities arising from their status as officers or directors. However, the Securities and Exchange Commission (SEC) has indicated that indemnification for liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable. Should indemnification be sought, we will seek judicial review to determine the enforceability of such indemnification provisions.
- **The Company may not achieve profitability without securing additional funding, which may not be available.** Riemann Computing Inc. possesses limited financial resources. If the Company is unable to generate sufficient revenue to sustain its operations, particularly within its prioritized sectors such as infrastructure and data mining, it may face liquidity and solvency issues. Such financial constraints could compel the Company to cease its operations if additional financing is not obtained. There are no known alternative funding sources available if we fail to generate sufficient operational funds.

<u>**Risks Relating to Our Industry**</u>

- **Technological and Market Uncertainty** Riemann Computing Inc. operates in high-risk sectors characterized by rapid technological advancements and significant uncertainty. Our focus on "moonshot" innovations in telecommunications, infrastructure, data warehousing, geospatial mapping, and data mining involves substantial research and development efforts. The unpredictability of technological progress and market acceptance poses a risk that our innovations may not achieve the anticipated breakthroughs or commercial viability, potentially impacting our competitive position and financial performance.
- **Regulatory and Compliance Risks** Our industry is subject to extensive regulation and compliance requirements at both federal and state levels. Changes in regulations, new laws, or shifts in regulatory enforcement related to telecommunications, infrastructure, data management, and technology could impose additional operational costs, affect project timelines, or limit our ability to execute our business strategy effectively. Non-compliance with applicable regulations could result in fines, penalties, or restrictions that may adversely affect our operations and financial condition.
- **Intense Competition and Market Dynamics** The sectors in which Riemann Computing Inc. operates are highly competitive, with numerous established players and emerging startups vying for market share. Competition in telecommunications, infrastructure, data warehousing, and geospatial mapping is driven by technological innovation, price pressures, and strategic partnerships. Our ability to compete

effectively depends on our capacity to differentiate our offerings, maintain technological leadership, and adapt to evolving market conditions. Failure to stay ahead of competitors could result in diminished market presence and financial losses.

- **Economic and Market Conditions** The broader economic environment and market conditions can significantly impact our industry. Economic downturns, fluctuations in investment levels, changes in consumer and business spending, and overall economic instability could adversely affect demand for our products and services. Our ability to execute our business plan and achieve growth objectives is sensitive to economic cycles and market volatility, which may impact our revenue and profitability.
- **Dependency on Infrastructure Investments** Our focus on infrastructure-related innovations makes us dependent on ongoing investments and developments in this sector. Changes in government spending, infrastructure development priorities, or investment levels can influence the availability of opportunities and affect our ability to secure contracts or projects. A reduction in infrastructure investments or shifts in policy priorities could limit our growth prospects and impact our business operations.
- **Data Security and Privacy Concerns** Given our involvement in data warehousing, geospatial mapping, and data mining, we are subject to stringent data security and privacy requirements. Breaches or failures to adequately protect sensitive data could lead to significant legal, financial, and reputational consequences. Compliance with evolving data protection regulations and safeguarding against data breaches are critical to maintaining trust with clients and partners and avoiding potential liabilities.
- **Integration and Technological Convergence Risks** Our strategy involves capitalizing on the convergence of technologies across different sectors. The integration of new technologies and systems presents risks related to compatibility, performance, and reliability. Challenges in effectively integrating or converging technologies could affect the success of our projects and hinder our ability to deliver innovative solutions, impacting our market position and financial performance.
- **Innovation and Product Development Risks** The success of Riemann Computing Inc. relies on our ability to develop and bring to market cutting-edge solutions. The process of innovation and product development involves inherent risks, including technical challenges, unforeseen obstacles, and delays. Any failure to achieve successful product development or to meet market expectations could adversely affect our competitive edge and financial outcomes.
- **Dependence on Industry-Specific Talent** Our focus on advanced technological research and development requires specialized skills and expertise in fields such as telecommunications, data warehousing, and geospatial mapping. The availability and retention of qualified talent in these areas are critical to our success. Competition for skilled professionals and the challenges of attracting and retaining top talent could impact our ability to execute our business plan effectively.

Risks Related to Our Securities

- **Lack of Established Trading Market for Our Common Stock** Currently, there is no established public trading market for Riemann Computing Inc.'s Common Stock. Although we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that such a market will develop or be sustained. The absence of an active trading market may impede the ability of investors to sell their shares. Furthermore, no market makers have committed to supporting our Common Stock, and there is no guarantee that any will do so in the future.

- **Arbitrary Determination of Offering Price** The offering price of the Common Stock offered herein has been arbitrarily determined by us and does not bear a direct relationship to our assets, operations, book value, or other established criteria of value. Consequently, the offering price may not reflect the actual market value or future value of our shares. Investors should not interpret the offering price as an indication of the value of our Common Stock.
- **Compliance with Securities Laws and Potential Liabilities** We may rely on certain exemptions from registration under the Securities Act of 1933 and various state securities laws for the sale of our Common Stock. The applicability of these exemptions is fact-specific and dependent on our conduct and that of those involved in the offering process. We may not seek formal legal opinions regarding these exemptions but will rely on operational facts and information provided by investors. If an offering is determined not to qualify for exemption, investors could have the right to rescind their purchases, potentially leading to financial liabilities for us. Non-compliance could also result in fines and penalties from the SEC and state securities regulators.
- **Impact of Rule 144 Sales on Stock Price** Sales of our Common Stock under Rule 144 could potentially impact the market price of our shares. Although Rule 144 permits the resale of restricted securities after holding periods and under specific conditions, the availability of Rule 144 for our Common Stock is contingent upon the timely filing of semi-annual and annual reports. Substantial sales of our Common Stock under Rule 144 could depress prevailing market prices and affect our ability to raise future capital.
- **Absence of Independent Governance Committees** Currently, Riemann Computing Inc. does not have an audit committee, compensation committee, or other independent governance committees. These functions are performed by the Board as a whole, with no independent directors. Although we are in the process of establishing such committees, there is no assurance that these will be formed or function effectively. The lack of independent oversight could result in conflicts of interest and affect the management of compensation and audit matters.
- **Risks Associated with Internal Controls Over Financial Reporting** We are required to establish and maintain effective internal controls over financial reporting. Any failure to implement or maintain these controls could adversely impact our financial disclosures and investor confidence. Weaknesses in internal controls identified by management or our auditors could negatively affect our financial condition and the value of our Common Stock.
- **Discretionary Use of Offering Proceeds** The net proceeds from this Offering are intended for working capital and general corporate purposes as described under "Use of Proceeds." However, management has broad discretion in the allocation of these funds and may use them for purposes not specifically anticipated or desired by shareholders. Misapplication or ineffective use of proceeds could impact our business operations and shareholder value.
- **General Investment Risks** Investing in our Common Stock involves inherent risks, including the potential loss of capital. The value of our shares could be adversely affected by a range of factors, including but not limited to operational issues, regulatory challenges, competitive pressures, legislative changes, and broader economic conditions.
- **Potential Integration of Securities Offerings** We may engage in multiple securities offerings, which could be deemed “integrated” by the SEC or state regulators. Such a determination could affect the availability of registration exemptions and result in

legal challenges or penalties. This could adversely impact our ability to conduct future offerings and could have financial repercussions for the Company.

- **No Assurance of Successful Offering** There is no commitment from any party to purchase all or any portion of the Common Stock offered. Without an underwriter, we do not have the benefit of due diligence and pricing expertise typically associated with such arrangements. We reserve the right to withdraw, cancel, or modify this Offering at any time, and there is no guarantee that we will successfully raise sufficient capital or complete the Offering.
- **No Dividends Expected in Foreseeable Future** We have not paid cash dividends in the past and do not anticipate paying cash dividends on our Common Stock in the foreseeable future. Any return on investment will depend on the appreciation of our Common Stock. The absence of dividends may affect the attractiveness of our shares to income-focused investors.
- **Impact of Large Share Sales on Stock Price** Substantial sales of our Common Stock, or the perception of such sales, could depress the market price of our shares. Significant sales or the exercise of outstanding options or warrants could affect future equity offerings and potentially lead to securities class action litigation, which could divert management’s attention and resources.
- **Financial Statement Preparation Risks** Our financial statements are subject to estimates, judgments, and assumptions, which could materially affect our reported results. Errors or changes in these estimates could impact our financial condition and operational performance, potentially affecting the value of our Common Stock.
- **Lack of Research Coverage** The market price and trading volume of our Common Stock may be influenced by the availability of research reports from securities industry analysts. We currently do not have analyst coverage, and if none is obtained or if existing analysts issue unfavorable reports or discontinue coverage, it could negatively affect the market price and trading volume of our Common Stock.

USE OF PROCEEDS

Assuming the successful sale by the Company of the Maximum Offering of $3,348,060.30 and the deduction of estimated commissions and expenses amounting to $174,054.96, the anticipated net proceeds available to the Company would be $3,169,005.35. This figure excludes certain Offering-related expenses, including, but not limited to, media expenditures, website listing fees, and professional service fees, which may equal or exceed $150,000. The Company presently intends to allocate the net proceeds as outlined below; however, as of the date of this Offering Circular, the Company is unable to definitively determine the specific allocation of the net proceeds from the sale of Common Stock. Consequently, the Company will retain broad discretion in the application of these funds, if any.

At present, the net proceeds of the Offering are expected to be used for:

(i) Manufacturing equipment including large scale 3D printers, SLA and PLA printers, clay and metal printers, biofabricators, CNC Machines, Commercial Lab Microwaves, PCB mills, rentals, soldering stations, cloud manufacturing agreements, backup generator systems, lab shelves, and isolated clean rooms or acoustics.

(ii) A commercial lab space. The need for a commercial lab space includes not just land and the building, but also the applicable research staff. Part of the space will likely include small makeshift labs in the Cities of Harbor Beach, Hamtramick, Sterling Heights, and Ypsilanti. Land space would need to likely be within 10 to 15 acres of land in a geographical area that likely isn't considered a high fly zone.

(iii) Software. We will need various forms of commercial software which likely includes: Digital Ocean Nodes, Lambda GPU rentals, MITLAB, Wolfram Enterprise, Kadeck, Confluence, Snowflake, Bright Data, Rapid Miner Studio, Adobe Express, Vizcom, Autodesk Maya, Turbo Cad, Simulink, LABVIEW, MYSQL Workbench, Oracle Enterprise Edition, Windows Server 2012 R2, Linode Nodes, ZBrush (Latest edition), Camtasia Studio, Row Zero, Qliksense, Tableau, Final Cut Pro, Koyfin, PyMOL, EEGLAB, Tradingview, Astria, Salesforce, PM2, Hasura, Heroku, FlightAware Enterprise WX, Fox Glove, Altium Designer, SnapGene Editor, and others.

(iv) Marketing. Ad campaigns, SEO, social media management, videography, press releases, and brand development are all within scope.

(v) Others: This includes man power and personnel, debt repayment, legal costs, and other real estate. Again, there are many unknowns in regards to the commercial lab space and whether we will be able to do mini labs or a large scale commercial lab all together. Also, legal costs can be hefty given IP registrations, licenses, and the cost of IP protection or litigation. Anything that can be considered debts or potential debts are liabilities. Personnel would be needed for construction, cleaning, lab maintenance, research, and various different tasks or roles. Sometimes, launch costs, reservations or prepayments might be able to help offload these costs if launches are scheduled in the future, but this isn't something to rely on. Regulation A equity offering includes GAAP financial statements, and in audits, traditionally companies would need to have justifications for many of their core costs as a business expense.

The following table represents the management team's best estimate regarding the allocation of net proceeds derived from the sale of Common Stock, contingent upon the full subscription and 100% sale of the Common Stock shares offered in this Offering.

Use of Funds	
Manufacturing	$1,000,000
Marketing	$550,000
Personnel	$850,000
Debt	$84,000
Legal	$$115,000
Inventory	$315,000
Real Estate	$434,060
Total Uses of Funds	$3,348,060

The amounts specified herein are estimates, and we cannot guarantee that the actual costs will not deviate from these estimates. Our management possesses significant flexibility and broad discretion in allocating the net proceeds derived from this Offering. There is no assurance that our assumptions, projected costs, expenses, or estimates will be accurate, or that unforeseen events, complications, or delays will not arise that may necessitate seeking additional debt and/or equity financing, which may not be available on favorable terms, or at all. Refer to “Risk Factors” for further information.

The anticipated use of the net proceeds from this Offering reflects our current intentions based on our present financial condition, operational results, business strategies, and market conditions. As of the date of this Offering Circular, we cannot definitively predict all specific uses for the net proceeds upon the closing of this Offering or the exact amounts that will be allocated to the aforementioned uses. The amounts and timing of actual expenditures may fluctuate substantially due to various factors. Consequently, our management will retain broad discretion in determining the allocation of the net proceeds from this Offering.

DILUTION

If you elect to purchase shares in this Offering, you will experience immediate dilution of your ownership interest in our Common Stock. This dilution will occur to the extent that the price at which shares are offered to the public exceeds the net tangible book value per share of our Common Stock following the completion of this Offering.

OUR BUSINESS

Organization Overview

Riemann Computing Inc., located at 801 W Big Beaver Rd, Suite 300 MB #38, Troy, MI 48084, was initially established as the Stark Drones Corporation in the state of Michigan. Founded on February 23, 2018, with operations commencing in 2017, the company has since rebranded to Riemann Computing Inc. It functions as a holdings company overseeing a diverse portfolio of brands and technologies, with a primary focus on pioneering "moonshot" innovations that have the potential to disrupt the telecommunications and infrastructure sectors.

Riemann Computing Inc. (formerly known as the Stark Drones Corporation) has evolved from its modest beginnings prior to its official founding in 2018. The company is committed to revolutionizing the telecommunications and infrastructure industries. The name Riemann Computing pays homage to the Riemann Zeta function and the Riemann Hypothesis, reflecting the company's dedication to advanced and transformative technological research.

Riemann Computing Inc. is presently seeking to allocate capital into sectors that demonstrate a high likelihood of convergence within the next decade. After a thorough evaluation of various potential sectors, we have identified and prioritized the following categories based on their prospective market growth and the inherent value of their innovative potential:

1. Data Warehousing
2. Infrastructure
3. Geospatial Mapping
4. Data Mining

Business Strategy

The company aims to be primarily business to business, and business to government as the core of its expansion. They want to offer infrastructure as a service, and are focused on contractual bidding, partnership, and citywide local collaborations. This includes the potential of becoming an ISP and the further potential plans of wanting to also receive a franchising license.

Riemann Computing has multiple branches and subsidiaries, and does DBAs for brand management.

The core of Riemann Computing product wise would likely be its compute module which could potentially go through multiple iterations. The founder of Riemann Computing pioneered signal computing as a paradigm.

Riemann Computing also wants to be heavily invested in research, and academic or scholarly work.

Crowdfunding, especially product crowdfunding aims to be a large part of Riemann Computing's marketing strategy along with a focus on its YouTube channel, and LinkedIn.

They also want to be a supplier for various different industries and are exploring contractual bidding through places like Bidnet, Behance, and health care supplier programs.

Riemann Computing's core mission is to be heavily involved in disrupting telecom and infrastructure as industries. They want to put a huge emphasis on fault tolerant systems, self sustaining ethical technologies, and sustainable, clean energy.

Our Competitive Strengths

We believe the experience of our director and officers, as well as our investment strategies, distinguish us from competitors. Riemann Computing Inc. maintains a distinct competitive advantage due to its extensive expertise in pioneering signal computing and its strategic focus on developing infrastructure as a service (IaaS). The company’s emphasis on business-to-business (B2B) and business-to-government (B2G) operations forms the cornerstone of its expansion strategy, which encompasses contractual bidding, partnerships, and citywide local collaborations. The potential to become an Internet Service Provider (ISP) and to obtain franchising licenses further augments its competitive positioning. Furthermore, Riemann Computing Inc. benefits from a diversified portfolio of branches and subsidiaries and effective brand management through Doing Business As (DBA) entities.

Target Markets

Riemann Computing Inc. targets markets with substantial growth potential and a high likelihood of technological convergence within the next decade. The primary target markets include:

- Business-to-Business (B2B) and Business-to-Government (B2G) sectors
- Infrastructure development and management
- Telecommunications and Internet Service Provision
- Geospatial mapping and data mining industries
- Research and academic institutions
- Various industries requiring advanced and innovative data warehousing solutions

If the Board of Directors decides that any markets outside of the aforementioned markets present an opportunity to promote the Company’s interests in accordance with the Company's business and purpose, the Board of Directors, in its sole and absolute discretion, may pursue opportunities in such markets. The Board of Directors will have complete discretion in the types opportunities to be engaged by the Company. Consequently, shareholders will be dependent upon the ability of the Board of Directors to select opportunities that have the most potential to generate potential profits.

Industry Overview

Riemann Computing Inc. operates within the rapidly evolving sectors of telecommunications, infrastructure, and data management. These industries are characterized by significant growth opportunities driven by increasing demand for advanced data warehousing, geospatial mapping, and data mining solutions. The convergence of these technologies is anticipated to revolutionize the operations of businesses and governments, creating significant opportunities for companies offering innovative and scalable solutions such as Riemann Computing Inc.

Investment Objectives

Riemann Computing Inc. seeks to secure capital to support its ongoing operational expenses, strategic expansion, research and development initiatives, and marketing activities. The company aims to allocate capital to sectors demonstrating a high potential for technological convergence within the next ten years, prioritizing those with significant market growth and innovation value.

Riemann Computing Inc. also aims to:

- To maximize profits from our operations;
- To preserve and protect your capital contribution;
- To enable investors to realize a return on their investment by beginning the process of distributing cash to investors within approximately five years of the termination of this offering; and
- To achieve long-term capital appreciation for our stockholders through increases in the value of our company.

However, we cannot assure you that we will attain these objectives or that the value of our company will not decrease. We have not established a specific policy regarding the relative priority of these investment objectives.

Investment Criteria

Riemann Computing Inc. evaluates investment opportunities based on the following criteria:

- Potential for technological convergence and market disruption within a ten-year horizon
- Prospects for substantial market growth and innovation value
- Alignment with the company's core focus areas, including data warehousing, infrastructure, geospatial mapping, and data mining
- Opportunities for contractual bidding and partnerships, particularly within the B2B and B2G sectors

Competition

Riemann Computing Inc. faces competition from various entities within the telecommunications, infrastructure, and data management sectors. Competitors include established companies providing similar IaaS solutions, geospatial mapping, and data mining services. The company's emphasis on fault-tolerant systems, self-sustaining ethical technologies, and sustainable clean energy solutions provides it with a competitive edge in these industries.

Government Regulation

Riemann Computing Inc. is subject to various federal, state, and local regulations governing telecommunications, data management, and infrastructure development. Compliance with these regulations is critical to the company's operations and strategic initiatives. The potential to become an ISP and obtain franchising licenses will necessitate adherence to additional regulatory requirements.

Our business operations are governed by numerous laws and governmental regulations. These laws and regulations, along with their interpretation by regulatory agencies and courts, are subject to frequent changes.

Environmental Matters

Riemann Computing Inc. is committed to sustainable and environmentally responsible practices. The company places significant emphasis on developing fault-tolerant systems, self-sustaining ethical technologies, and clean energy solutions. These initiatives align with regulatory requirements and demonstrate the company's dedication to minimizing its environmental impact while pursuing innovative technological advancements.

Intellectual Property

Riemann Computing Inc. relies extensively on its intellectual property portfolio to sustain its competitive advantage. The company holds a substantial number of patents, trademarks, and copyrights pertaining to its signal computing technology and other proprietary innovations. The protection of these intellectual property rights is essential for maintaining the company's market position and fostering ongoing innovation.

Management Team

Riemann Computing Inc. is managed by a highly experienced team with a demonstrated history of success in the telecommunications, infrastructure, and data management sectors. The expertise and strategic vision of this team are pivotal in driving the company's growth and ensuring the effective implementation of its business strategies.

Corporate Governance

Riemann Computing Inc. is dedicated to upholding the highest standards of corporate governance. The company adheres to stringent ethical principles and maintains transparency in its operations. The Board of Directors is responsible for overseeing the company's strategic direction and ensuring compliance with all applicable laws and regulations.

Employees

Following the effectiveness of this offering, the company may engage additional employees as necessary to support its operations.

Legal Proceedings

To the best of our knowledge, there are no existing or pending legal proceedings against Riemann Computing Inc., nor are we involved as a plaintiff in any litigation or proceeding. Additionally, there are no proceedings in which any of our directors, officers, their respective affiliates, or any beneficial stockholder is an adverse party or holds a material interest adverse to the company's interests.

Riemann Computing Inc.'s Projects

Project 1

The core project of Riemann Computing Inc., relies heavily on its proposed CubeSat infrastructure and ISP/Data network. The CubeSats developed by Riemann Computing Inc., has a proposed advantage due to the the algorithmic capabilities aligned with its hardware architecture. This includes the uses of signal compute in both the CubeSat and gateway level, along with the idea of compressing network packets for broader bandwidth or area coverage. This is done through the DBA known as Starkcom Global. The aim is to offer these services through approved aerostat launches that carry the CubeSats into fairly low elevations of 4000 to 5000 ft.

Our CubeSats utilize weather-proofed coating for the electronics, and we utilize helikites or aerostats that are designed to hold helium and hydrogen for prolonged time periods. The aim is for a shelf life of 4 to 5 years before refill. Each CubeSat deployment aims to be on a local level, and Riemann Computing Inc., if licensing is achieved, does hope to have a franchise model for Starkcom Global. We aim to design the CubeSats to be mass manufacturing ready (modular), and more and more scalable over time. This is because the need of horizontal scaling and easy deployments are crucial for growth beyond the licensing needs. We also hope to utilize other novel technologies such as implementing BitBadges for device gateway QR codes, or having user accounts gated by BitBadges as an eventual option. We aim to have lightweight CubeSats that are within a 5" by 5" surface area (not including the large aerostats that carry them), with an opportunity for potentially reasonable or Wireless Service GHZ tier coverage that reaches an 18km radius. Each CubeSat is estimated to support up to 1000 users, but the architecture is being designed for 5000 to 10000 users support via CubeSat. Keep in mind IP blocks, network codes, remotely deployed software, proxy IDs and related architecture are needed in order to make this possible. There is also a heavy reliance on our data compression.



Project 2

Project 2 is centered around research endeavors in relation to experimental computing architecture, paradigms, hardware design, and R&D. This includes areas from the material sciences or chemistry perspective as well. Projects such as Fungal Neumorphic Computing or hybrid wet/dry boards are also being lightly researched. Other methods include grid computing and distributed computing SDKs and algorithms, the development of the Signal Computing Paradigm, and various integrations within Qubit-based processing systems, telemetry, software defined networks and other related technical topics of implementation interests.

The usage of software such as Vizcom, RapidMiner Studio, Orange, PyTorch, Mojo, TinkerCad, Turbo Cad, Jupyter Notebooks, Git, Wolfram, Google Sketch Up, MITLAB,

Helm, Simulink, Solidity, Row Zero, Kafka, Dillinger, OpenCad, Aerosim, Kineticx, Meta Quotes 5, BOINC, Autodesk Maya, minitab, G Plot, R Studio, S, Knimes, D3, Hadera Hashgraph, Neo4J, Node.js, Angular JS, Vue.js, PHP Cake, Snowflake, AWS, Selium, ANTLR, Visual Studio, Sublime Text Editor, Supabase, MySQL, PyCad, Simslab, Sims Workbench, Unity, Unreal Engine, Chemsim, PolyMol, FPGA Sim, Jooomla, Bootstrap, Mobirise, Apache, Rocky Linux, Ubuntu, Wix, Opera SDK, LUbuntu, Unicorn Platform Builder, Raspbian OS, Elementary OS, Sketchfab, Wordpress, Behance, Adobe Photoshop Express, Acrobat, Adobe Lightroom, Bandicam, Zapier, Julia, CMake, Altium, LABVIEW, Wireshark, GLOS, OpenStreetMap, GQIS, Heroku, Digital Ocean Load Balancers, Kali Linux, Notepad ++, ROS, Foxglove, Theia, Infura, Google Batch, NVIDIA, Tor, Tor Browser, Squirrel OS, OpenStack, Oracle, PyMol, Kadeck, Slurm, Koyfin, Regex, Mathematica, Arduino Studio Cloud IDE, Texas Instruments Cloud, Confluence, Java Enterprise Edition, TradingView, QuantConnect, OpenSim, Free5G, Lonero OS, Sourceforge, Gitlab, Atlassian, EEGLAB, and other related software may have been used for scholarly or commercial work. If so, appropriate license(s) and usages were granted, purchased, or allowed under related commercial or fair usage restrictions.



An emphasis on distributed systems and grid networks is a large part of Riemann Computing Inc. and the computational research work it does. Open peering, BOINC, and Tor are foundational core protocols or software that Riemann Computing Inc. studies. Also, a huge emphasis on fault tolerant mechanisms is crucial to Riemann Computing's computational research. The goal is to eventually be able to create a decentralized Internet or large distributed computing network. Currently, Riemann Computing Inc. oversees the maintenance and development of the Decentralized-Internet SDK which has been downloaded by over 175k people (likely mostly developers) across multiple channels. Riemann Computing Inc. also researches multistate computing, data structure, and language paradigms. Parallel processing on both Classical and Qubit based systems or distributed Qubit based computing as well as Quantum emulation have all been topics of interest. Smart automation in relation to energy consumption or self sustaining grid network architecture also is an explored topic of interest.

A core aim of grid networks is centered around accessibility and sustainability. The goal of a distributed architecture in line with both computing and telemetry would be for a towerless Internet where the devices make up the grid. However, that technology is highly theoretical. Onion Browser w/ Tor, and BOINC were decent attempts along with fault tolerant systems like MetaQuotes Cloud Runner or Worker/Runner and distributed Pub/Sub mechanisms. These systems have been integrated or at the very least loosely inspired some of the open

source technologies Riemann Computing develops, oversees, or uses. Centralization was one of the disenfranchisements people had with WLAN and the traditional Internet, and our goal relies on better architecture for the current Internet (if feasible) before looking to create a whole new Internet or decentralized telemetry protocol all together. This is especially given that the later likely needs mass adoption before being able to work within any massively adoptive manner, along with standardization.

In relationship to updating network deployment methods that are currently used, our method relies on technologies that might be considered more novel than mainstream approaches. This is because a core of signal computing as a component of the hardware architecture along with being capable of compressing the network packets at high ratios allows for launches that doesn't necessarily have to rely on ballistics or advanced forms of rocketry for deployment.

Also, the method we have that revolves around beaming from CubeSat to gateway should not need fiber cabling or a heavy reliance on telecom towers.

This allows for area coverage that doesn't need to be monopolized by third parties or are no longer monopoly compatible by large ISP providers. This is because bidding on the rights for tower coverage or fiber optic installment for a particular area doesn't prevent Starkcom's network from being accessible within that area. This is due to the different technology.

Though theoretical and heavily reliant on regulatory local or federal frameworks, mass adoption over time might potentially allow for this to be a global ISP provider. Integrating with third party providers or subleasing Proxy IDs might be done in the beginning for scalability. The cost efficiency related to this network will need to be significantly cheaper for adoption, especially due to the premise of less deployment needs as a core selling point.



The Compute Module by Riemann Computing Inc., formerly known as the Stark Drones Corporation, is meant to be the gateway for its CubeSat network/Internet balloon project. It is a signal compute module, and the goal is for many generations or iterations over time. It is also meant for a variety of other usecases such as ASIC integrations, high performance signal computing, real time communication protocols, telemetry and specialized data compression on a lightweight MCU. It aims to target various markets and potentially be in many form factors such as MicroATX or mini motherboards, single board computers, headless computers, and PCI express board variations.

Within the custom FPGA space, Riemann Computing Inc. wants to tackle other areas as well, including custom GPU development and even the potential exploration of QPUs or Quantum Processing Units. Specialized materials, manufacturing processes, and techniques aim to be part of the intellectual property portfolio or research by the Riemann Computing team, and there are many risks regarding the logistics or successful delivery due to fabrication techniques, form factoring, redesigns, BOMs (Bill of Materials), chipset shortages, and global logistical supply chains that should be considered.





Project 3

Utilizing a Spark.io Photon Board and a custom microsatellite for a range transmission and extension network, was the deployment of a test internet balloon system for a tethered telemetry test. We had to utilize multiple party tanks of helium (about 11), given there was a nationwide helium shortage at the time (please do not do or try this). Once the balloon was deployed, we were able to land it back safely and release the helium out of the balloon for any potential relaunch.

We want to eventually utilize Aerostats and potential experimental licenses to be able to take tests a step further towards commercialization.



Project 4

Project 4 involves real time networks and dashboards for our underwater wireless networking project. This project is in the R&D phase amongst the others, and part of our goal is to utilize some of our potential funding or grants towards a major pilot or mass commercialization. As of filing, an SBIR Phase 1 Pitch was accepted and the proposal is being worked on. Said proposal may or may not be submitted and there are no guarantees of acceptance. This isn't an endorsement by any government agency or SBIR program.





Riemann Computing Inc. eventually hopes to venture into aeronautics with specialized drones, flying vehicles, or unmanned aerial systems and hybrid electric aircrafts. Riemann Computing Inc. has already been working through the newly formed and previously named Stark Drones DBA in order to make that vision a reality. However, funding is needed to be able to competitively compete or have expenditures for pilots and prototyping. Results and delivery is yet to be determined, and nothing is a guarantee. Part of Riemann Computing Inc.'s strategy involves expanding its IP portfolio towards avionics, and they hope to potentially accomplish signal compute for avionics modules within the near future.

DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

The Board of Directors conducts the annual election of the Company's executive officers. Any vacancies on the Board shall be filled by a majority vote of the remaining Directors then in office. Each Director is elected to serve a one-year term, continuing in office until their successor has been duly elected and qualified, or until their earlier resignation or removal from office.

The table below sets forth the names of our Directors and executive officers, along with their respective ages and the date of their initial appointment to their current positions. Each of these positions is held with an indefinite term, subject to the conditions outlined herein.

Name	**Position**	**Age**	**Date of First Appointment**
Andrew Kamal	Founder, Director, Chief Executive Officer	27	02/23/2018
Trevor Miller	Blockchain Architect	22	06/11/2021

Term of Office

Directors shall serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. Officers shall be appointed for a term of one (1) year, commencing on the date of the annual meeting of shareholders and continuing until the subsequent meeting of the Board of Directors following the annual meeting, and until their respective successors are duly elected and qualified.

Potential Conflicts of Interest

In the absence of a formal audit or compensation committee composed of independent directors, the responsibilities typically assigned to such committees are executed by the Board of Directors. Consequently, there exists a potential conflict of interest, as the directors and officers possess the authority to determine matters related to management compensation and audit functions that may impact management decisions. To date, there are no known additional conflicts of interest involving any of our executives or directors.

Corporate Governance

There have been no amendments to state laws or procedures concerning security holders' rights to recommend nominees to the Board of Directors. Moreover, there is no established nominating committee for this purpose, nor do we have a specific audit committee or an audit committee financial expert. Given the simplicity of our current business operations, the establishment of such committees is deemed excessive and unnecessary for our business needs.

Committees of the Board of Directors

While we may, in the future, establish an audit committee, compensation committee, nominating and governance committee, and other committees, none have been established as of the date of this Offering Circular. Until such committees are constituted, the functions that would normally be delegated to these committees will be addressed by the Board of Directors.

Board Leadership Structure and Risk Oversight

The Board of Directors is charged with overseeing the Company's operations and assessing the risks associated with our strategic decisions and business activities. The Board fulfills its risk oversight responsibilities collectively. Each committee of the Board, once constituted, will also engage in risk oversight within its specific area of responsibility and will report material risks to the Board for further review and consideration.

Director Independence

In determining director independence, we adhere to the definition set forth by The NASDAQ Stock Market. Pursuant to NASDAQ Listing Rule 5605(a)(2), an "independent director" is defined as an individual who is neither an officer nor an employee of the Company, nor an individual whose relationship, in the Board's opinion, would compromise the exercise of independent judgment in the performance of director duties. According to NASDAQ listing standards, a director cannot be deemed independent if:

- The director is, or at any time during the past three (3) years was, employed by the Company;
- The director or an immediate family member of the director has received compensation from the Company exceeding $120,000 within any twelve (12) consecutive months during the three (3) years preceding the independence determination (subject to certain exemptions, including compensation for service as a board or committee member);
- The director or an immediate family member of the director serves as a partner, controlling shareholder, or executive officer of an entity to which the Company has made payments, or from which the Company has received payments, exceeding 5% of the recipient's consolidated gross revenue for any of the past three fiscal years, or $200,000, whichever is greater (subject to certain exemptions);
- The director or an immediate family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any executive officers of the Company served on such entity's compensation committee; or
- The director or an immediate family member of the director is currently a partner at the Company's external auditor, or was a partner or employee of the external auditor during the past three (3) years, and participated in the Company's audit.

In accordance with these criteria, the Company does not currently have independent directors. However, as our Common Stock is not presently quoted or listed on any national securities exchange or interdealer quotation system with a requirement for a majority of independent directors, the Company is not subject to such independence requirements at this time.

The Company may elect to appoint independent directors to the Board in the future, particularly to serve on committees that may be established.

Involvement in Certain Legal Proceedings

To the best of our knowledge, no officer, director, nominee for any such position, promoter, or significant employee of the Company has been involved in any of the following matters within the past ten (10) years:

- Any bankruptcy petition filed by or against any business with which such individual was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior thereto;
- Any conviction in a criminal proceeding, or being the subject of a pending criminal proceeding (excluding minor traffic violations and other insignificant offenses);
- Being subject to any order, judgment, or decree of any court of competent jurisdiction, which has not been subsequently reversed, suspended, or vacated, permanently or temporarily enjoining, barring, suspending, or otherwise limiting such individual's involvement in any business, securities, or banking activities;
- A finding by a court of competent jurisdiction, the Securities and Exchange Commission, or the Commodity Futures Trading Commission in a civil action that such individual has violated any federal or state securities or commodities law, with the judgment remaining unreversed, unsuspended, or unvacated;
- The imposition of any administrative finding, order, decree, or sanction by any government agency, administrative agency, or administrative court resulting from such individual's involvement in any business, securities, or banking activities;
- Being the subject of any pending administrative proceeding related to such individual's involvement in any business, securities, or banking activities.

Code of Business Conduct and Ethics

The Board of Directors intends to adopt a formal written Code of Business Conduct and Ethics applicable to all directors, officers, and employees of the Company. A current version of the Code, along with all legally required disclosures pertaining to any amendments or waivers from any provision of the Code, will be made available on the Company’s website.

Limitation of Liability and Indemnification of Officers and Directors

Pursuant to the provisions of our Bylaws and to the fullest extent permissible under Michigan law, the liability of directors and officers of the Company is limited. The Bylaws stipulate that the Company shall indemnify and hold harmless any individual who was or is a party, or is threatened to be made a party, to or is otherwise involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such individual is or was a director or officer of the Company, or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee, or agent of another entity, including but not limited to a corporation, partnership, limited liability company, joint venture, trust, or other enterprise.

The Company asserts that indemnification provided under our Bylaws extends to include, at a minimum, negligence and gross negligence on the part of the indemnified individuals. Additionally, the Company may procure insurance for any officer, director, employee, or other agent to cover any liability arising from their actions in connection with their services to the Company, irrespective of whether such indemnification is permissible under the Bylaws.

Furthermore, the Company may enter into separate indemnification agreements with its directors and officers, supplementary to the indemnification provided by the Bylaws. Such agreements may stipulate that the Company will indemnify its directors and officers for specific expenses (including legal fees), judgments, fines, and settlement amounts incurred in any action or proceeding arising out of their service as a director or officer, or in any capacity at the Company's request to any subsidiary or other entity. These indemnification provisions and agreements are deemed essential for attracting and retaining competent individuals to serve as directors and officers.

To date, there is no pending litigation or proceeding involving any of our directors or officers for which indemnification is required or permitted, nor is the Company aware of any threatened litigation or proceeding that may give rise to a claim for indemnification.

Family Relationships

There are no familial relationships among any of the Company's officers or directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below provides information regarding the annual compensation of each of the Company's highest-compensated individuals who served as directors or executive officers during the most recently completed fiscal year.

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Andrew Kamal	Founder, Director, Chief Executive Officer	-	66,240,000	66,240,000
Trevor Miller	Blockchain Architect	-	148,000	148,000

Compensation of Directors

Currently, the Company does not provide any monetary compensation to its Director for their services rendered as members of the Board of Directors, including for their attendance at meetings. However, the Company does reimburse the Director for any reasonable and necessary expenses incurred in connection with their duties related to the Board. The Company reserves the right, at its discretion, to implement compensation arrangements in the future for the current Director, as well as for any future Directors, particularly those who serve as independent board members and are not employees of the Company. Such compensation may be structured on a per-meeting basis, a fixed annual retainer, or any other form deemed appropriate. At this time, the Director's participation on the Board is compensated solely through the reimbursement of expenses incurred in the execution of their duties.

Stock Incentive Plan

The Company may, at a future date, establish a management stock incentive plan under which stock options or equity awards may be authorized and granted to Directors, executive officers, employees, key employees, and consultants of the Company. The specific terms and provisions of such a plan, if established, have not yet been determined. The Company may, in its sole discretion, utilize stock options or grant significant equity ownership positions as a means to attract and retain key senior executives essential for managing and facilitating the Company's anticipated growth.

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS

The following tables set forth the ownership of our Common Stock as of the date of this Offering Circular. The ownership information includes each individual or entity known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, as well as our directors, executive officers, and all directors and executive officers as a group. None of our officers or directors are offering to sell shares in this Offering. To the best of the Company's knowledge, the individuals and entities listed possess sole voting and dispositive power with respect to their respective shares of Common Stock, except as otherwise indicated. There are no current or anticipated arrangements that could result in a change of control.

The beneficial ownership information provided below concerning our voting securities has been presented in accordance with the regulations of the Securities and Exchange Commission ("SEC") and may not necessarily reflect beneficial ownership for any other purpose. Under these regulations, a person is considered a "beneficial owner" of a security if that person has, or shares, the power to vote or direct the voting of the security, or the power to dispose of or direct the disposition of the security. Additionally, a person is deemed to beneficially own any security over which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. Accordingly, more than one individual or entity may be deemed to be the beneficial owner of the same securities.

The percentage of beneficial ownership for any individual or entity as of the date indicated is calculated by dividing the number of shares beneficially owned by such person or entity, including the number of shares with respect to which the person or entity has the right to acquire voting or investment power within sixty (60) days, by the sum of the total number of shares outstanding on that date plus the number of shares with respect to which the person or entity has the right to acquire voting or investment power within sixty (60) days. As a result, the denominator used in calculating such percentage may vary among beneficial owners. Except as otherwise noted below, and to the extent permitted under applicable law, we believe that the beneficial owners of our Common Stock listed below have sole voting and dispositive power with respect to the shares indicated.

The percentage of beneficial ownership prior to the Offering is based on 31,355,490 shares of Common Stock outstanding and 7,500,000 shares of Preferred Stock outstanding as of August, 2024.

	Number of Shares of Common Stock Beneficially Owned as of 08/2024	Percentage Before Offering	Percentage Owned After Maximum Offering
Directors and Officers:			
1. Andrew Kamal	30,000,000	95%	95%
2.			
3.			
4.			
5.			
All directors and named officers as a group			
Greater than 5% Beneficial Owners:			
1.	-	-	-
2.			
3.			

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company is offering shares of its Common Stock. Except as otherwise mandated by law, the Company's Articles of Incorporation, or Bylaws, each Shareholder shall possess the right to one vote per share of Common Stock held as of the record date for any vote of Shareholders of the Company. The shares of Common Stock, when issued, shall be fully paid and non-assessable. Given that it is anticipated that, for the next twelve (12) months, the majority of the Company's voting power will reside with Management by virtue of their combined beneficial ownership of 30,000,000 shares of Common Stock, purchasers of Common Stock under this Offering Circular should not expect to exert significant influence over any management decisions through the exercise of their voting rights.

The Company does not anticipate the creation of additional classes of Common Stock within the next twelve (12) months. However, the Company reserves the right to establish additional classes of stock, which may possess preferential dividend, voting, liquidation rights, or other benefits not available to holders of the existing Common Stock.

The Company does not foresee declaring dividends for holders of Common Stock in the foreseeable future. The declaration of dividends, if any (and subject to the rights of holders of any additional classes of securities, if applicable), shall be at the sole discretion of the Company's Board of Directors. Dividends, if declared, may be disbursed in cash, property, or additional shares of the Company's capital stock, subject to applicable law, the Company's Bylaws, and the Certificate of Incorporation. Prior to the payment of any dividends, the Board of Directors may, at its absolute discretion, allocate a portion of the Company's funds as a reserve for working capital, contingencies, dividend equalization, property maintenance, or for other purposes deemed in the best interest of the Company.

There is no minimum number of shares that must be sold for the Company to access the funds raised or for this offering to proceed to its first closing.

The minimum subscription amount acceptable from an investor is $101.27, representing the purchase of forty-one (41) shares (the "Minimum Subscription").

A subscription for $101.27 or more in the shares may only be made by submitting to the Company an executed Subscription Agreement (whether electronically or in writing) accompanied by the subscription payment in a form acceptable to the Company, including but not limited to, check, wire transfer, credit or debit card, or ACH. The execution and submission of the requisite documents as outlined in the offering materials shall constitute a binding offer to purchase the number of shares specified therein and an agreement to keep the offer open until the expiration date or until the Company either accepts or rejects the offer, whichever occurs first.

The Company reserves the absolute and unconditional right to reject any subscription for shares, in whole or in part. The Company further reserves the right, at its sole discretion, to accept a subscription for shares in an amount less than the Minimum Subscription. Should the Company reject any offer to subscribe for shares, the subscription payment will be returned, without interest or deduction. The Company's acceptance of a subscription will become effective upon issuance of written or electronic notification by an authorized representative of the Company confirming that the subscription has been accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, or provisions impacting the classification of the Board of Directors in the event cumulative voting is permitted or required, related to the Common Stock. Additionally, there are no provisions discriminating against any current or prospective holder of Common Stock as a result of such Shareholder holding a substantial amount of securities, nor are there any rights of Shareholders that may be modified other than by a vote of a majority or more of the outstanding shares, voting as a class, as defined in any corporate document as of the date of this filing. The Common Stock shall not be subject to further calls or assessment by the Company. Apart from those disclosed in this Offering Circular, there are no restrictions on the transferability of the Common Stock in the corporate documents. The Company has engaged Equity Stock Transfer, LLC to serve as the transfer agent and registrar for the shares. For further information regarding the shares, please refer to the Company’s Bylaws, which are annexed to this Offering Circular.

DIVIDEND POLICY

Riemann Computing Inc. intends to retain any earnings for the foreseeable future to support its operations. Accordingly, we do not anticipate declaring or paying any cash dividends in the foreseeable future. Any future decision to declare or pay cash dividends will be at the sole discretion of our Board of Directors and will depend on various factors, including our financial condition, operating results, capital requirements, and other factors that the Board of Directors deems relevant.

DESCRIPTION OF SECURITIES

The following is a summary of the rights and privileges attached to our capital stock as provided in our Certificate of Incorporation and Bylaws. For more detailed information, reference is made to our Certificate of Incorporation and Bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular forms a part.

General

The Company is duly authorized to issue two classes of stock. The total number of shares of capital stock that the Company is authorized to issue is 38,972,728 shares, consisting of 31,472,728 shares of Common Stock, par value $0.0019 per share, and 7,500,000 shares of Preferred Stock, par value $0.0019 per share (the "Preferred Stock").

Indebtedness

As of the date of this Offering Circular, the Company has no indebtedness or liabilities that are deemed material to the conduct of its business.

Common Stock

As of the date of this Offering Circular, the Company has issued and outstanding 117,238 shares of Common Stock.

Voting Rights

Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders, whether at meetings of shareholders or by written consent in lieu of meetings. Cumulative voting is not permitted. Holders of Common Stock are entitled to receive dividends as may be declared by the Board of Directors out of funds legally available for such purposes, and, in the event of liquidation, dissolution, or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. The Common Stock does not have any preemptive, conversion, redemption, or sinking fund rights.

Changes in Authorized Capital

The number of authorized shares of Common Stock may be increased or decreased by the affirmative vote of the holders of a majority of the Company’s capital stock entitled to vote, subject to any legal obligations of the Company to issue additional shares.

Preferred Stock

The Preferred Stock may be issued from time to time in one or more series, as determined by the Board of Directors. The Board is vested with the authority to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board is also empowered to establish, modify, or revoke the rights, preferences, privileges, and restrictions pertaining to any unissued series of Preferred Stock and, within the limits prescribed by law and any resolution or resolutions of the Board initially fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of

such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

As of the date hereof, zero (0) shares of Preferred Stock have been designated as Series A Non-Voting Convertible Preferred Stock, none of which have been issued.

PLAN OF DISTRIBUTION

The Company is offering a maximum of up to 1,355,240 in Shares of its Common Stock. This offering is being conducted with no minimum number of Shares or amount of proceeds required to be sold. There is no minimum aggregate subscription amount required (aside from the per-investor minimum purchase) for the distribution of funds to the Company.

The Company will sell the Shares through NetCapital Funding Portal Inc. ("NetCapital"). NetCapital is a FINRA/SEC registered funding portal and will receive a listing fee less than or up to $10,000 + 4.9% commissions on the value of the securities sold.

As of the date of this Offering Circular, and except as otherwise permitted by applicable law, we do not intend to accept subscriptions from investors residing in certain states unless and until the Company has complied with each such state's registration and/or qualification requirements, or a FINRA-member broker-dealer has been engaged by the Company to consummate and process sales to investors in such states. We reserve the right to temporarily suspend and/or modify this Offering and this Offering Circular during the Offering Period to take such actions as may be necessary to enable the Company to accept subscriptions from investors residing in the states identified above.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a "*rolling basis*." This means we will be entitled to begin applying "*dollar one*" of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the "Use of Proceeds" contained elsewhere in this Offering Circular.

We may pay selling commissions to participating broker-dealers who are members of FINRA for shares sold by them, equal to a percentage of the purchase price of the Common Stock shares. Additionally, we may pay finder's fees to individuals who refer investors to us. We may also pay consulting fees to consultants who assist us with the Offering, based on invoices submitted by them for advisory services rendered. Participating broker-dealers, if any, and others may be indemnified by us with respect to this Offering and the disclosures made in this Offering Circular.

The offering shall expire on the earlier of: (i) the sale of all Shares offered herein; or (ii) the close of business 365 days from the date of qualification by the Securities and Exchange Commission (the "Commission"), unless sooner terminated or extended by the Company in its sole discretion. Pending each closing, all payments for the Shares shall be made directly to the Company. Upon receipt, the funds will be immediately transferred to the Company and shall be available for use in the Company's business operations, consistent with the "USE OF PROCEEDS TO ISSUER" section of this Offering Circular.

The Company reserves the right, at its sole and absolute discretion, to terminate this offering at any time and for any reason. Furthermore, the Company may extend the offering period beyond the initial 365 days from the date of qualification by the Commission, as permitted under Regulation A of the JOBS Act and applicable rules and regulations.

None of the Shares offered in this offering are being sold by existing securities holders. Upon qualification of the Offering Statement by the Securities and Exchange Commission, the

Company shall accept subscriptions for the purchase of Shares. The Company shall receive the proceeds directly from any subscription, without the involvement of an escrow agent.

The offering will commence upon the qualification of this Offering Circular by the Securities and Exchange Commission and will continue for a period of 365 days. The Company may, at its discretion, extend the offering period for an additional time unless the offering is completed, terminated by the Company, or required to terminate pursuant to Regulation A of the JOBS Act.

This offering is being conducted under "Tier 2" of Regulation A, and the Shares will not be listed on a registered national securities exchange upon qualification.

The Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person or entity that: (i) is named on the list of "Specially Designated Nationals" or "Blocked Persons" maintained by the U.S. Office of Foreign Assets Control ("OFAC") at www.ustreas.gov/offices/enforcement/ofac/sdn or as published from time to time; (ii) is an agency of the government of a Sanctioned Country; (iii) is an organization controlled by a Sanctioned Country; or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A "Sanctioned Country" is defined as a country subject to a sanctions program identified on the OFAC list, available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time.

Moreover, the Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person or entity that: (i) holds more than fifteen percent (15%) of its assets in Sanctioned Countries; or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

DISQUALIFYING EVENTS DISCLOSURE

Recent amendments to Regulation A under the Securities Act prohibit an issuer from asserting an exemption from registration of its securities pursuant to this rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, or other officer participating in the offering of interests, any general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be compensated (directly or indirectly) for the solicitation of purchasers in connection with such sale of the issuer's interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer, or other officer participating in the offering of any such investment manager, solicitor, or general partner or managing member of such investment manager or solicitor has been subject to certain "Disqualifying Events" as defined in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to limited exceptions. The Company is obligated to exercise reasonable care in conducting an inquiry to ascertain whether any such persons have been subject to such Disqualifying Events and is required to disclose to investors any Disqualifying Events that occurred prior to September 23, 2013.

The Company asserts that it has exercised reasonable care in conducting a thorough inquiry into potential Disqualifying Events by the aforementioned parties and has not identified any such Disqualifying Events.

Nevertheless, it remains possible that (a) Disqualifying Events exist of which the Company is presently unaware, and (b) the SEC, a court of law, or other adjudicative body may determine that the Company's inquiry procedures were insufficient and did not constitute reasonable care. Should such a determination be made, the Company may lose its ability to rely on exemptions under Regulation A and, depending on the circumstances, may be compelled to register the Offering of the Company's Common Stock with the SEC and under applicable state securities laws, or to conduct a rescission offer with respect to the securities sold in the Offering.

ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

No sale may be made in this Offering if the aggregate purchase price paid exceeds ten percent (10%) of the greater of the investor's annual income or net worth, unless the investor qualifies as an Accredited Investor as defined under Rule 501 of Regulation D under the Securities Act.

This Offering, conducted under Tier 2 of Regulation A, imposes a ten percent (10%) investment limitation on most investors. Accredited Investors are exempt from this limitation. An "Accredited Investor" may include:

i. A natural person who has had individual income exceeding $200,000 in each of the two (2) most recent years, or joint income with a spouse exceeding $300,000 in each of those years, with a reasonable expectation of reaching the same income level in the current year;
ii. A natural person whose individual net worth, or joint net worth with a spouse, exceeds $1,000,000 at the time of purchase;
iii. An executive officer, general partner of the issuer, or a manager or executive officer of the general partner of the issuer;
iv. An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust, or a partnership not formed for the specific purpose of acquiring shares, with total assets exceeding $5,000,000;
v. A bank, savings and loan association, broker-dealer, insurance company, registered investment company, business development company, Small Business Investment Company licensed under the Small Business Investment Act of 1958, or a private business development company as defined in the Investment Advisers Act of 1940;
vi. An entity (including an Individual Retirement Account trust) in which all equity owners are Accredited Investors;
vii. A trust with total assets exceeding $5,000,000, whose purchase of shares is directed by an individual or purchaser representative with sufficient financial and business knowledge to evaluate the investment's merits and risks, and not formed solely for the purpose of investing in shares; or
viii. A plan established and maintained by a state, political subdivision thereof, or any agency or instrumentality of such state or political subdivision, for the benefit of its employees, with assets exceeding $5,000,000.

Investor Eligibility Standards

The Shares shall only be sold to individuals who do not qualify as accredited investors if the aggregate purchase price paid by such individuals does not exceed 10% of the greater of their annual income or net worth, excluding the value of their primary residence, as calculated in accordance with Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. For sales to fiduciary accounts (including Keogh Plans, Individual Retirement Accounts (IRAs), and Qualified Pension/Profit Sharing Plans or Trusts), the aforementioned suitability standards must be satisfied by the fiduciary account

itself, the beneficiary thereof, or the donor supplying the funds for the acquisition of the Shares, whether directly or indirectly. Certain state jurisdictions may impose investor suitability standards that exceed those set forth in this Offering Circular. These stipulated standards represent the minimum requirements for prospective investors and do not imply that an investment in the Company is suitable for all such individuals.

Each prospective investor must provide a written representation confirming that they meet the applicable requirements delineated above and within the Subscription Agreement. This includes, but is not limited to, affirmations that: (i) the investor is acquiring the Shares for their own account; and (ii) the investor possesses the requisite knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Shares independently, or, together with their purchaser representative, they possess such knowledge and experience to competently evaluate the merits and risks of the investment. Any transferees of the Shares shall also be required to comply with the aforementioned suitability standards.

Offering Period and Expiration Date

The Offering shall commence on or immediately prior to the date on which the Securities and Exchange Commission (the “SEC”) qualifies this Offering Statement (the “Qualification Date”) and shall conclude on the Termination Date (the “Offering Period”).

Procedures for Subscribing

If you elect to subscribe for our Common Stock shares in this Offering, you are required to:

a) Electronically receive, thoroughly review, duly execute, and deliver to us a subscription agreement; and
b) Remit funds directly by wire transfer or electronic funds transfer to the Company's bank account as designated in the Company's subscription agreement.

Prospective investors will be afforded sufficient time to meticulously review the subscription agreement, in consultation with their legal counsel, prior to making any final investment commitment. We shall only provide such subscription agreement upon request, subsequent to a prospective investor having had adequate opportunity to scrutinize this Offering Circular.

Right to Reject Subscriptions

Upon our receipt of your duly executed subscription agreement and the transfer of the requisite funds to our designated account, we reserve the right, at our sole discretion, to review and either accept or reject your subscription, in whole or in part, for any reason or for no reason. Should we reject your subscription, all funds received will be promptly returned to you without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we shall countersign the subscription agreement and issue the subscribed shares at closing. Once you have submitted the subscription agreement and it has been accepted, you shall have no right to revoke, modify,

or withdraw your subscription, nor to request the return of your subscription funds. All accepted subscription agreements are irrevocable.

Pursuant to Rule 251 of Regulation A, non-accredited, non-natural investors are subject to an investment limitation and may only invest funds not exceeding ten percent (10%) of the greater of the purchaser's revenue or net assets, as of the purchaser's most recent fiscal year end. A non-accredited, natural person may only invest funds not exceeding ten percent (10%) of the greater of the purchaser's annual income or net worth.

Prior to the acceptance of any funds from an investor, and as a condition precedent to the purchase of our Common Stock shares, an investor shall be required to represent, to the satisfaction of the Company, that they are either an accredited investor or in compliance with the ten percent (10%) of net worth or annual income limitation on investment in this Offering.

ERISA Considerations

Trustees and other fiduciaries of qualified retirement plans or IRAs established as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans in which employees, in addition to self-employed individuals, are participants (collectively, "ERISA Plans"), are subject to the fiduciary responsibility provisions set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). An investment in the Shares by an ERISA Plan must be executed in accordance with the fiduciary's general obligations under ERISA, which include the duties to (i) act solely in the interest of plan participants and their beneficiaries with the exclusive purpose of providing benefits to such participants and beneficiaries; (ii) employ the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use; (iii) diversify plan investments to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and (iv) act in accordance with the governing documents and instruments of the plan insofar as such documents and instruments are consistent with the provisions of ERISA. Fiduciaries contemplating an investment in the Shares are advised to consult with their own legal counsel to assess whether such an investment aligns with these fiduciary duties.

Fiduciaries of certain ERISA Plans that provide for individual accounts (for instance, plans qualifying under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), Keogh Plans, and IRAs) and that permit participants or beneficiaries to exercise independent control over the assets in their individual accounts, may be relieved of liability for any investment loss or breach of the prudence or diversification requirements arising from the participant's or beneficiary's exercise of such control. Additionally, the participant or beneficiary will not be deemed a fiduciary merely by virtue of exercising such control. The Department of Labor, through regulations issued on October 13, 1992, has established criteria for determining whether a participant’s or beneficiary’s exercise of control is sufficient to absolve plan fiduciaries of their obligations with respect to investments directed by the participant or beneficiary. These regulations require that the participant or beneficiary not only exercises actual, independent control in directing the specific investment transaction but also that the ERISA Plan provides the participant or beneficiary with a reasonable opportunity to exercise such control and offers a broad range of investment alternatives.

Trustees and other fiduciaries making investment decisions on behalf of any qualified retirement plan, IRA, or Keogh Plan (or beneficiaries exercising control over their individual accounts) must also consider the implications of the prohibited transaction rules under ERISA and the Code when making investment decisions. Transactions, including sales, between a qualified retirement plan, IRA, or Keogh Plan and certain related parties (such as a plan sponsor, fiduciary, or service provider) may constitute prohibited transactions. The specific facts surrounding the sponsorship, operations, and other investments of a qualified retirement plan, IRA, or Keogh Plan could result in a wide array of individuals or entities being classified as "parties in interest" or "disqualified persons" with respect to such plans. Any fiduciary, participant, or beneficiary contemplating an investment in the Shares by a qualified retirement plan, IRA, or Keogh Plan should thoroughly examine the specific circumstances of the plan to ensure that the investment does not constitute a prohibited transaction. Fiduciaries, participants, or beneficiaries considering an investment in the Shares are strongly encouraged to consult with their legal advisors to address any concerns regarding the potential for a prohibited transaction.

Pursuant to regulations issued by the Department of Labor on November 13, 1986 (the "Final Plan Assets Regulations"), when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan covering only self-employed persons) invests in an equity interest of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the underlying assets of the entity in which the investment is made could be deemed "plan assets" of the investing plan. However, entities deemed to be operating companies or that do not issue more than 25% of their equity interests to ERISA Plans are generally exempt from being designated as holding "plan assets." Management anticipates that the entity would likely be classified as an "operating company" for purposes of these regulations and therefore would not be considered to hold "plan assets."

The classification of our assets as "plan assets" could have significant adverse consequences for both plan fiduciaries and management. Under ERISA, the term "fiduciary" broadly includes any individual who exercises discretionary authority or control over the management or disposition of plan assets. Consequently, if our assets were to be classified as "plan assets," management could be deemed fiduciaries with respect to the investing plan. Should our assets be considered plan assets, certain transactions conducted in the normal course of our operations might be construed as violations of fiduciary duties under ERISA, exposing both management and the trustee or other fiduciary of the investing ERISA Plan to potential liability. Furthermore, if our assets are classified as "plan assets," certain transactions we may enter into during our ordinary business operations could be deemed "prohibited transactions" under ERISA and the Code.

Pursuant to Code Section 408(i), as amended by the Tax Reform Act of 1986, trustees of IRAs are required to report the fair market value of investments to IRA holders by January 31 of each year. The Internal Revenue Service has yet to issue regulations prescribing specific methods for determining fair market value for this purpose. Moreover, ERISA Plans and Keogh Plans must value their assets at "current value" as of the close of the plan’s fiscal year to satisfy certain reporting obligations under ERISA and the Code. For these purposes, "current value" generally refers to fair market value, where available; otherwise, it refers to the fair value as determined in good faith by a trustee or other named fiduciary of the plan, assuming an orderly liquidation at the time of valuation. While we are not obligated under ERISA or the Code to provide such valuation reports, management will make good faith

efforts to assist fiduciaries in preparing these valuation reports. However, there can be no assurance that (i) the value so determined could or would actually be realized by the IRA, ERISA Plan, or Keogh Plan upon the sale of the Shares or upon our liquidation, or (ii) the value will comply with the requirements of ERISA or the Code.

The income generated by a qualified pension, profit-sharing, or stock bonus plan (collectively, a "Qualified Plan") and by an individual retirement account ("IRA") is generally exempt from federal income taxation. However, if a Qualified Plan or IRA generates "unrelated business taxable income" ("UBTI"), such income will be subject to tax to the extent it exceeds $1,000 in any fiscal year. UBTI in excess of $1,000 is taxable at rates up to 36%, and such income may also result in a tax preference subject to the alternative minimum tax. It is anticipated that the income and gains derived from an investment in the Shares will not be treated as UBTI to tax-exempt shareholders, as they are participating solely as passive financing sources.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Regulation A Offering Statement on Form 1-A with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, with respect to the shares of Common Stock being offered hereby. This Offering Circular, which forms a part of the Offering Statement, does not include all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For additional information about us and the Common Stock being offered, please refer to the Offering Statement and the exhibits and schedules filed in connection therewith. Statements in this Offering Circular regarding the content of any contract or other document filed as an exhibit to the Offering Statement may not be complete, and such statements are qualified in their entirety by reference to the full text of the respective contract or document as filed.

Following the completion of this Offering, we will be obligated to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may inspect and copy this information at the SEC's Public Reference Room, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. For further information regarding the operation of the Public Reference Room, you may contact the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet website where reports, proxy statements, and other information about issuers, including us, that file electronically with the SEC can be accessed. The website address is www.sec.gov.

FINANCIAL STATEMENTS

Stark Drones Corporation Financial Statements as of 2023

Independent Auditors' Report

To the Board of Directors and
Shareholders Stark Drones Corporation

Report on the Financial Statements

Opinion

We have audited the accompanying balance sheet of Stark Drones Corporation "The Company" as of December 31st 2023, and the related statements of incomes and expenditures and the notes to the financial statements for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of The Company as of [at] December 31st 2023, and the results of its operations for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is responsible for assessing the Organization's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Group or to cease operations or has no realistic alternative but to do so.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not a guarantee that an audit conducted in accordance with the auditing standards generally accepted in United States of America will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken based on these financial statements.

As part of an audit, we exercise professional judgement and maintain professional skepticism throughout the audit. We also:

- Identified and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

- Obtained an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control.

- Evaluated the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

- Concluded on the appropriateness of management's use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group's ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor's report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor's report. However, future events or conditions may cause the Group to cease to continue as a going concern.

- Evaluated the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

- Obtained sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with the directors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in

internal control that we identify during our audit.

We also provide the directors with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

From the matters communicated with the directors, we determine those matters that were of most significance in the audit of the financial statements of the current period and are therefore the key audit matters. We describe these matters in our auditor's report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

Drenchko Stephanie, CPA
01/18/2023

Drenchko Stephanie, CPA
License #: 098780
Drenchkostephanie@zerotograce.org
+1(949)354-4109
9 Knollwood DrBallston, NY

Independent Accountant
Dated: January 18th, 2024

BALANCE SHEET

For the year ending December 31. 2023

Balance Sheet

As of December 31, 2023

In US Dollars

	Notes	2023	2022
Assets			
Current Assets			
Cash and Bank Balances		40,234	18,500
Total Current Assets		**40,234**	**18,500**
Non-Current Assets			
Intangible assets			
Intellectual Property and Proprietary Software		-	-
Tangible assets			
Miners and Various Computing Equipment	7	23,737	-
Drone Parts	7a	3,200	25,434
Total Non-Current Assets		**26,937**	**25,434**
Total Assets		**67,171**	**43,934**
Liabilities and Equity			
Current Liabilities			
Short term liabilities		-	-
Total Current Liabilities		-	-
Long Term Liabilities			
Other liabilities		110,000	85,000
Total Long Term Liabilities		**110,000**	**85,000**
Total Liabilities		**110,000**	**85,000**
Equity			
Capital	8	167,931	82,825
Retained Earnings	9	(210,760)	(123,891)
Total Equity		**(42,829)**	**(41,066)**
Total Liabilities and Owner's Equity		**67,171**	**43,934**

Chief Executive Officer

See independent accountant's audit report and accompanying notes to financial statements.

INCOME STATEMENT

For the year ending December 31. 2023

Income Statement

For the year ending December 31, 2023

In US Dollars

	Notes	2023	2022
Sales		-	-
Less: Cost of Goods Sold		-	-
Gross Profit		-	-
Operating Expenses			
General & Administrative Expenses	4	78,902	28,191
Selling & Marketing Expenses	5	7,967	5,691
Total Operating and Administrative Expenses		**86,869**	**33,882**
Operating Profit		(86,869)	(33,882)
Interest		-	-
Income Before Taxes			
Taxes		-	-
Net Income		**(86,869)**	**(33,882)**

Chief Executive Officer

See independent accountant's audit report and accompanying notes to financial statements.

STATEMENT OF CHANGE IN EQUITY

For the year ending December 31. 2023

Statement of Change in Equity

As of December 31, 2023

In US Dollars

PARTICULARS	Capital	Retained Earnings	Total
Balance as of January 01, 2023	82,825	-	82,825
The Company has 38,972,728 shares of Outstanding Stock	-	-	-
Founder Invested Capital	55,865	-	55,865
Issued Share Capital During the Year (53,166 Shares @ $0.55 Per Share)	29,241	-	29,241
Retained Earnings	-	(210,760)	(210,760)
Balance as of December 31, 2023	167,931	(210,760)	**(42,829)**

PARTICULARS	Capital	Retained Earnings	Total
Balance as of January 01, 2022	22,034	-	22,034
The Company has 3,000,000 shares of outstanding stock	-	-	-
Founder Invested Capital	60,791	-	60,791
Retained Earnings	-	(123,891)	(123,891)
Balance as of December 31, 2022	82,825	(123,891)	**(41,066)**

Chief Executive Officer

See independent accountant's audit report and accompanying notes to financial statements.

CASH FLOW STATEMENT

For the year ending December 31. 2023

Cash Flow Statement

For the year ending December 31, 2023

In US Dollars

	2023	2022
CASH GENERATED FROM OPERATING ACTIVITIES		
Profit before tax	(86,869)	(33,882)
Adjustement for non-cash items - Depreciation/Amortization	1,697	-
Financial Charges	-	-
Operating Profit before working capital changes	**(85,172)**	**(33,882)**
Working Capital Changes		
Increase/ Decrease in current assets	-	-
Increase / Decrease in current liabilities	-	-
Cash Generated from Operation	**-**	**-**
Less: Financial Charges	-	-
Less: Income Tax Paid	-	-
Net Cash Generated from Operating Activities (A)	**(85,172)**	**(33,882)**
CASH FLOW FROM INVESTING ACTIVITIES		
Fixed Assets (Acquired)/Disposed	(3,200)	(10,434)
Intengibale Assets (Acquired)/Disposed	-	-
Net Cash Flow from Investing Activities (B)	**(3,200)**	**(10,434)**
CASH FLOW FROM FINANCING ACTIVITIES		
Proceeds from short term Loan	25,000	1,000
Funds invested by Owner	85,106	60,791
Net Cash Flow from Financing Activites (C)	**110,106**	**61,791**
Net Cash Flow from All Activities (A+B+C)		
Add: Opening Cash & Cash Equivalents	18,500	1,025
Closing Cash and Cash Equivalents	**40,234**	**18,500**

Chief Executive Officer

See independent accountant's audit report and accompanying notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

For the year ending December 31. 2023

These notes form an integral part of the financial statements.

1. LEGAL STATUS AND NATURE OF BUSINESS

Stark Drones Corporation is an emerging company that participates in sensory networks, UART communications, and aviation design concepts. We are planning to build one of the most efficient aeronautical vehicles ever created to bring a new age to space exploration and transportation.

2. STATEMENT OF COMPLIANCE

The accompanying Financial Statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("US GAAP").

3. BASIS OF MEASUREMENT

These financial statements have been prepared under the historical cost convention. In this financial statement, all transactions have been accounted for on accrual basis.

4. JUDGMENT, ESTIMATES AND ASSUMPTIONS

The preparation of financial statements is in conformity with approved accounting standards which require management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and related assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances. The estimates and related assumptions are reviewed on an ongoing basis. Accounting estimates are revised in the period in which such revisions are made and in any future periods affected.

Significant management estimates in these financial statements relate to the useful life of property, plant and equipment, provisions and doubtful receivables. However, the management believes that the change in outcome of estimates would not have a material effect on the amounts disclosed in the financial statements.

Judgment made by management in the application of approved standards that have significant effect on the financial statements and estimates with a risk of material adjustment in subsequent year are as follows:

4.1 Depreciation method, rates and useful lives of property, plant and equipment

The management of the Company reassesses useful lives, depreciation method, and rates for each item of property, plan: and equipment annual by considering expected pattern of economic benefits that the Company expects to derive from those items.

4.2 Provisions

Provisions are based on best estimate of the expenditure required to settle the present obligation at the reporting date, that is, the amount that the Company would rationally pay to settle the obligation at the reporting date or to transfer it to a third party.

4.3 Impairment

The carrying amounts of the Company's assets are reviewed at each balance sheet date to determine whether there is any indication of impairment loss. If any such indication exists, recoverable amount is estimated in order to determine the extent of the impairment loss, if any. Impairment loss is recorded on judgmental basis, for which provision may differ in the future years based on the actual expense.

5.FUNCTIONAL AND PRESENTATION CURRENCY

These financial statements are prepared in United States Dollars which is the Business' functional currency.

6.SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies adopted in preparation of these financial statements are set out below. These policies have been consistently applied to all years prescribed, unless otherwise stated.

6.1 Cash and cash equivalents

Cash and cash equivalents are carried in the balance sheet at cost. For the purpose of cash flow statement, cash and cash equivalents comprise cash in hand and cash with banks in current and saving accounts.

6.2 Property and equipment

Property and equipment are initially recognized at acquisition cost including any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by the management. Subsequently, property and equipment are stated at cost less accumulated depreciation and any identified impairment losses. Subsequent costs are included in the asset's carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the companies and the cost of the item can be measured reliably. All other repairs and maintenance costs are charged to income statement during the year in which they are incurred.

Depreciation is charged to income statement on reducing balance method by applying the depreciation rates so as to write off the depreciable amount of assets over their estimated useful lives. Depreciation on additions is charged from the month the asset is available for use, while no depreciation is charged in the month in which the asset is disposed oof.

An item of property and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the asset) is included in the income statement in the year the asset is derecognized.

6.3 Intangible asset

An intangible asset is an identifiable non-monetary asset without physical substance. An intangible asset is recognized if it is probable that the future economic benefits that are attributable to the asset will flow to the companies and that the cost of such asset can also be measured reliably. Cost of the intangible asset includes purchase cost and directly attributable expenses incidental to bring the asset for its intended use.

Costs associated with maintaining computer software are recognized as an expense as and when incurred.

Intangible assets are stated at cost less accumulated amortization and accumulated impairment losses, if any. Amortization is charged over the estimated useful life of the asset on a systematic basis by applying the reducing balance method from the month when such asset is available for use.

6.4 Subsequent Events

Management has evaluated subsequent events for recognition and disclosure in the financial statements through December 31th 2023, which is the date the financial statements were available to be issued. Through December 31th 2023, no subsequent events required recognition or disclosure in the financial statements.

6.5 Taxation

The Company has recognized in the financial statements the effects of all tax positions and continually evaluates expiring statutes of limitations, audits, changes in tax law, and new authoritative rulings. The Company is not aware of any circumstances or events that make it reasonably possible that unrecognized tax benefits may increase or decrease within 12 months of the statement of financial position date. Penalties and interest assessed by taxing authorities are included in the provision for income taxes, if applicable. There were no penalties or interest paid during the years 2022.

6.6 Provisions

A provision is recognized when, and only when, the companies have a present obligation (legal or constructive) as a result of past event and it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation. Provisions are reviewed at each balance sheet date and adjusted to reflect the current best estimate.

6.7 Use of estimates

The preparation of financial statements requires the certain critical accounting estimates. It also requires the management to exercise its judgment in the process of applying the Company's accounting policies. Estimates and judgments are continually evaluated and are based on historical experience, including expectation of future events that are believed to be reasonable under the circumstances. The areas where various assumptions and estimates are significant to the Company's financial statements or where judgments were exercised in application of accounting policies are below:

- Operating fixed assets - tangible or intangible
- Loans and advances - net

6.8 Advances, deposits and other receivables

Advances, deposits and other receivables are carried at original cost less an estimate made for doubtful debts based on a review of all outstanding amounts at the year end. Bad debts are written off, when identified.

6.9 Accrued and Other Liabilities

These are recognized using the trade date accounting and are measured initially at cost.

7. Miners and Various computer Equipment

7a.Drone Parts

	2023	2022
Opening Balance	25,434	15,000
Addition during the year		
Miners and Various Computing Equipment	-	10,434
Drone Parts	3,200	
Less: Depreciation	(1,697)	-
Total	**26,937**	**25,434**

8. Capital

	2023	2022
The Company has 38,972,728 shares of Outstanding Stock	-	-
Founder Invested Capital	138,690	82,825
Issued Share Capital During the Year (53,166 Shares @ $0.55 Per Share)	29,241	-
Total	**167,931**	**82,825**

9. Retained Earnings

	2023	2022
Opening Balance	(123,891)	(90,009)
Profit and Loss during the period	(86,869)	(33,882)
Total	**(210,760)**	**(123,891)**

10. General Administrative Expenses

	2023	2022
Software and Website	27,432	12,924
Legal and Professional Services	21,630	1,675
Outsource Services	11,845	6,654
Postage and Courier	202	305
Operating Supplies	5,296	799
Algorithmic Testing	-	1,000
Rent	1,719	-
Production	1,971	-
Travel	4,234	
Telephone	72	-
Intellectual Property	149	-
Philantrophy	2,438	-
Depreciation	1,697	
Misc. Office Expenses	217	4,834
Total	**78,902**	**28,191**

11. Selling & Marketing Expenses

	2023	2022
Advertising and Marketing	7,967	5,691
Total	**7,967**	**5,691**

12. General

The year represents the whole year, as at December 31st 2023.

Stark Drones Corporation Financial Statements as of 2022

Independent Auditors' Report

To the Board of Directors and
Shareholders Stark Drones Corporation

Report on the Financial Statements

Opinion

We have audited the accompanying balance sheet of Stark Drones Corporation "The Company" as of December 31st 2022, and the related statements of incomes and expenditures and the notes to the financial statements for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of The Company as of [at] December 31st 2022, and the results of its operations for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is responsible for assessing the Organization's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Group or to cease operations or has no realistic alternative but to do so.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not a guarantee that an audit conducted in accordance with the auditing standards generally accepted in United States of America will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken based on these financial statements.

As part of an audit, we exercise professional judgement and maintain professional skepticism throughout the audit. We also:

- Identified and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

- Obtained an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control.

- Evaluated the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

- Concluded on the appropriateness of management's use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group's ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor's report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor's report. However, future events or conditions may cause the Group to cease to continue as a going concern.

- Evaluated the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

- Obtained sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with the directors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in

internal control that we identify during our audit.

We also provide the directors with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

From the matters communicated with the directors, we determine those matters that were of most significance in the audit of the financial statements of the current period and are therefore the key audit matters. We describe these matters in our auditor's report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

MR. ERICKSON SHAWN DAVID
Certified Public Accountant
15 May 2023

ERICKSON SHAWN DAVID, CPA
License #: 123158
NEWBURGH, NY

Independent Accountant Dated:
May 15th, 2023

BALANCE SHEET

For the year ending December 31. 2023

	Notes	2022	2021
Assets			
Current Assets			
Cash and Bank Balances		18,500	1,025
Totat Current Assets		**18,500**	**1,025**
Non-Current Assets			
Intangible assets			
Intellectual Property and Proprietary Software		-	-
Tangible assets			
Miners and Various Computing Equipment	7	25,434	15,000
Total Non-Current Assets		**25,434**	**15,000**
Total Assets		**43,934**	**16,025**
Liabilities and Equity			
Current Liabilities			
Short term liabilities		-	-
Totat Current Liabilities		**-**	**-**
Long Term Liabilities			
Other liabilities		85,000	84,000
Totat Long Term Liabilities		**85,000**	**84,000**
Total Liabilities		**85,000**	**84,000**
Equity			
Capital	8	82,825	22,034
Retained Earnings	9	(123,891)	(90,009)
Total Equity		**(41,066)**	**(67,975)**
Total Liabilities and Owner's Equity		**43,934**	**16,025**

Chief Executive Officer

See independent accountant's review report and accompanying notes to financial statements.

INCOME STATEMENT

For the year ending December 31. 2023

	Notes	2022	2021
Sales		-	-
Less: Cost of Goods Sold		-	-
Gross Profit		-	-
Operating Expenses			
General & Administrative Expenses	4	28,191	47,882
Selling & Marketing Expenses	5	5,691	715
Total Operating and Administrative Expenses		**33,882**	**48,597**
Operating Profit		(33,882)	(48,597)
Interest		-	-
Income Before Taxes			
Taxes		-	-
Net Income		**(33,882)**	**(48,597)**

Chief Executive Officer

See independent accountant's review report and accompanying notes to financial statements.

STATEMENT OF CHANGE IN EQUITY

For the year ending December 31. 2023

PARTICULARS	Capital	Retained Earnings	Total
Balance as at January 01, 2022	22,034	-	22,034
The Company has 3,000,000 shares of Outstanding Stock	-	-	-
Issued Capital (100% owned by owner)	60,791	-	60,791
Retained Earnings	-	(123,891)	(123,891)
Balance as at December 31, 2022	82,825	(123,891)	**(41,066)**

PARTICULARS	Capital	Retained Earnings	Total
Balance as at January 01, 2021	1,451	-	1,451
The Company has 3,000,000 shares of Outstanding Stock	-	-	-
Issued Capital (100% owned by owner)	5,583	-	5,583
Retained Earnings	-	(75,009)	(75,009)
Balance as at December 31, 2021	7,034	(75,009)	**(67,975)**

Chief Executive Officer

See independent accountant's review report and accompanying notes to financial statements.

CASH FLOW STATEMENT

For the year ending December 31. 2023

	2022	2021
CASH GENERATED FROM OPERATING ACTIVITIES		
Profit before tax	(33,882)	(48,597)
Adjustement for non-cash items - Depreciation/Amortization	-	-
Financial Charges	-	-
Operating Profit before working capital changes	**(33,882)**	**(48,597)**
Working Capital Changes		
Increase/ Decrease in current assets	-	-
Increase / Decrease in current liabilities	-	-
Cash Generated from Operation	**-**	**-**
Less: Financial Charges	-	-
Less: Income Tax Paid	-	-
Net Cash Generated from Operating Activities (A)	**(33,882)**	**(48,597)**
CASH FLOW FROM INVESTING ACTIVITIES		
Fixed Assets (Acquired)/Disposed	(10,434)	(15,000)
Intengibale Assets (Acquired)/Disposed	-	-
Net Cash Flow from Investing Activities (B)	**(10,434)**	**(15,000)**
CASH FLOW FROM FINANCING ACTIVITIES		
Proceeds from short term Loan	1,000	44,000
Funds invested by Owner	60,791	20,583
Net Cash Flow from Financing Activites (C)	**61,791**	**64,583**
Net Cash Flow from All Activities (A+B+C)		
Add: Opening Cash & Cash Equivalents	1,025	39
Closing Cash and Cash Equivalents	**18,500**	**1,025**

Chief Executive Officer

See independent accountant's review report and accompanying notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

For the year ending December 31. 2023

These notes form an integral part of the financial statements.

1. LEGAL STATUS AND NATURE OF BUSINESS

Stark Drones Corporation is an emerging company that participates in sensory networks, UART communications, and aviation design concepts. We are planning to build one of the most efficient aeronautical vehicles ever created to bring a new age to space exploration and transportation.

2. STATEMENT OF COMPLIANCE

The accompanying Financial Statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("US GAAP").

3. BASIS OF MEASUREMENT

These financial statements have been prepared under the historical cost convention. In this financial statement, all transactions have been accounted for on accrual basis.

4. JUDGMENT, ESTIMATES AND ASSUMPTIONS

The preparation of financial statements is in conformity with approved accounting standards which require management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and related assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances. The estimates and related assumptions are reviewed on an ongoing basis. Accounting estimates are revised in the period in which such revisions are made and in any future periods affected.

Significant management estimates in these financial statements relate to the useful life of property, plant and equipment, provisions and doubtful receivables. However, the management believes that the change in outcome of estimates would not have a material effect on the amounts disclosed in the financial statements.

Judgment made by management in the application of approved standards that have significant effect on the financial statements and estimates with a risk of material adjustment in subsequent year are as follows:

4.1 Depreciation method, rates and useful lives of property, plant and equipment

The management of the Company reassesses useful lives, depreciation method, and rates for each item of property, plan: and equipment annual by considering expected pattern of economic benefits that the Company expects to derive from those items.

4.2 Provisions

Provisions are based on best estimate of the expenditure required to settle the present obligation at the reporting date, that is, the amount that the Company would rationally pay to settle the obligation at the reporting date or to transfer it to a third party.

4.3 Impairment

The carrying amounts of the Company's assets are reviewed at each balance sheet date to determine whether there is any indication of impairment loss. If any such indication exists, recoverable amount is estimated in order to determine the extent of the impairment loss, if any. Impairment loss is recorded on judgmental basis, for which provision may differ in the future years based on the actual expense.

5.FUNCTIONAL AND PRESENTATION CURRENCY

These financial statements are prepared in United States Dollars which is the Business' functional

6.SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies adopted in preparation of these financial statements are set out below. These policies have been consistently applied to all years prescribed, unless otherwise stated.

6.1 Cash and cash equivalents

Cash and cash equivalents are carried in the balance sheet at cost. For the purpose of cash flow statement, cash and cash equivalents comprise cash in hand and cash with banks in current and saving accounts.

6.2 Property and equipment

Property and equipment are initially recognized at acquisition cost including any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by the management. Subsequently, property and equipment are stated at cost less accumulated depreciation and any identified impairment losses. Subsequent costs are included in the asset's carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the companies and the cost of the item can be measured reliably. All other repairs and maintenance costs are charged to income statement during the year in which they are incurred.

Depreciation is charged to income statement on reducing balance method by applying the depreciation rates so as to write off the depreciable amount of assets over their estimated useful lives. Depreciation on additions is charged from the month the asset is available for use, while no depreciation is charged in the month in which the asset is disposed oof.

An item of property and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and carrying amount of the asset) is included in the income statement in the year the asset is derecognized.

6.3 Intangible asset

An intangible asset is an identifiable non-monetary asset without physical substance. An intangible asset is recognized if it is probable that the future economic benefits that are attributable to the asset will flow to the companies and that the cost of such asset can also be measured reliably. Cost of the intangible asset includes purchase cost and directly attributable expenses incidental to bring the asset for its intended use.

Costs associated with maintaining computer software are recognized as an expense as and when incurred.

Intangible assets are stated at cost less accumulated amortization and accumulated impairment losses, if any. Amortization is charged over the estimated useful life of the asset on a systematic basis by applying the reducing balance method from the month when such asset is available for use.

6.4 Subsequent Events

Management has evaluated subsequent events for recognition and disclosure in the financial statements through December 31th 2023, which is the date the financial statements were available to be issued. Through December 31th 2023, no subsequent events required recognition or disclosure in the financial statements.

6.5 Taxation

The Company has recognized in the financial statements the effects of all tax positions and continually evaluates expiring statutes of limitations, audits, changes in tax law, and new authoritative rulings. The Company is not aware of any circumstances or events that make it reasonably possible that unrecognized tax benefits may increase or decrease within 12 months of the statement of financial position date. Penalties and interest assessed by taxing authorities are included in the provision for income taxes, if applicable. There were no penalties or interest paid during the years 2022.

6.6 Provisions

A provision is recognized when, and only when, the companies have a present obligation (legal or constructive) as a result of past event and it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation. Provisions are reviewed at each balance sheet date and adjusted to reflect the current best estimate.

6.7 Use of estimates

The preparation of financial statements requires the certain critical accounting estimates. It also requires the management to exercise its judgment in the process of applying the Company's accounting policies. Estimates and judgments are continually evaluated and are based on historical experience, including expectation of future events that are believed to be reasonable under the circumstances. The areas where various assumptions and estimates are significant to the Company's financial statements or where judgments were exercised in application of accounting policies are below:

- Operating fixed assets - tangible or intangible
- Loans and advances - net

6.8 Advances, deposits and other receivables

Advances, deposits and other receivables are carried at original cost less an estimate made for doubtful debts based on a review of all outstanding amounts at the year end. Bad debts are written off, when identified.

6.9 Accrued and Other Liabilities

These are recognized using the trade date accounting and are measured initially at cost.

7. Miners and Various computer Equipment

7a.Drone Parts

		2022	2021
Opening Balance		15,000	-
Addition during the year			
Miners and Various Computing Equipment	1	10,434	15,000
Less: Depreciation	2	-	-
Total		**25,434**	**15,000**

8. Capital

	2022	2021
The Company has 3,000,000 shares of Outstanding Stock	-	-
Issued Capital (100% owned by owner)	82,825	22,034
Total	**82,825**	**22,034**

9. Retained Earnings

	2022	2021
Opening Balance	(90,009)	(41,412)
Profit and Loss during the period	(33,882)	(48,597)
Total	**(123,891)**	**(90,009)**

10. General Administrative Expenses

	2022	2021
Software and Website	12,924	3,062
Legal and Professional Services	1,675	-
Outsource Services	6,654	-
Postage and Courier	305	315
Operating Supplies	799	375
Bank Services Charges	-	85
Algorithmic Testing	1,000	44,000
Misc. Office Expenses	4,834	45
Total	**28,191**	**47,882**

11. Selling & Marketing Expenses

	2022	2021
Advertising and Marketing	5,691	715
Total	**5,691**	**715**

12. General

The year represents the whole year, as at December 31st 2023.

BYLAWS

CORPORATE BYLAWS OF
STARK DRONES CORPORATION

ARTICLE 1. OFFICES OF THE CORPORATION.

Section 1. Principal Office. The principal office of the corporation and other offices of the corporation shall be at the locations, within or without the corporation's state of incorporation (the "State"), as the directors may specify from time to time. The secretary of this corporation will keep a copy of the corporation's Articles of Incorporation (or similar incorporating document), these bylaws, minutes of directors' and shareholders' meetings, stock certificates and stubs, a register of the names and interests of the corporation's shareholders, and other corporate records and documents at the principal office.

Section 2. Registered Agent. For receipt of official legal and tax correspondence from the State of Incorporation, the registered agent of the corporation (sometimes known as a resident agent, statutory agent, agent for service of process, or delivery of service address) shall be maintained in accordance with the requirements of the State of Incorporation.

ARTICLE 2. SHAREHOLDER'S MEETINGS.

Section 1. Annual meeting. The annual meeting of shareholders shall be held in the 12th month following the end of each fiscal year of the corporation on any day of that month as determined by the board of directors.

Section 2. Special meetings. Special meetings of the shareholders for any purpose or purposes permitted by law may be called by the president of the corporation or by the board of directors. Such meetings shall also be called by the president at the request of the holders of not less than one tenth of the outstanding shares of the corporation entitled to vote at the meeting.

Section 3. Location. Meetings of the shareholders may be held at any location, within or without the State, designated by the board of directors or, in the absence of a designation by the board of directors, by the person or persons who call such meeting. If no designation is made, the meeting shall be held at the principal office of the corporation.

Section 4. Notice. Notices of meetings, annual or special, must be given in writing to shareholders entitled to vote at the meeting by the secretary or an assistant secretary or, if there is no such officer, by any director or shareholder.

Notices of shareholders' meetings must be given either personally or by first-class mail or other means of written communication, addressed to the shareholder at the address of the shareholder appearing on the stock register of the corporation or given by the shareholder to the corporation for the purpose of notice. Notice of a shareholders' meeting must be given to each shareholder no less than two weeks prior to the meeting.

This notice will state the place, date, and hour of the meeting and the general nature of the business to be transacted. The notice of an annual meeting and any special meeting at which directors are to be elected will include the names of the nominees that, at the time of the notice, the board of directors intends to present for election.

Section 5. Waiver of Notice. Any shareholder may waive notice of any meeting before or after the meeting. Such waiver must be in writing signed by the shareholder and delivered to the secretary of the corporation for inclusion in the minutes of the meeting.

Section 6. Quorum and voting. Every shareholder entitled to vote is entitled to one vote for each share held, except as otherwise provided by law. A shareholder entitled to vote may vote part of his or her shares in favor of a proposal and refrain from voting the remaining shares or vote them against the proposal. If a shareholder fails to specify the number of shares he or she is affirmatively voting, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares the shareholder is entitled to vote.

Except as otherwise required by applicable law, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. Each outstanding share entitled to vote shall be entitled to one vote upon each matter voted on at a meeting of

shareholders. Except as otherwise required by applicable law, the vote of a majority of the shareholders present in person or by proxy at a meeting at which a quorum is present shall be the act of the shareholders.

Section 7 Proxies. At meetings of the shareholders, a shareholder may vote in person or by proxy executed in writing in compliance with applicable law and filed with the secretary of the corporation at or before the time of the meeting.

Section 8. Informal action by shareholders. Any action required or permitted by law to be taken by the shareholders at a meeting may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote at a meeting.

ARTICLE 3. DIRECTORS.

Section 1. General powers. The business and affairs of the corporation shall be managed by the board of directors.

Section 2. Initial directors. The initial board of directors shall be comprised of the following initial directors:

Section 3. Number. The number of directors constituting the board of directors shall be not less than one nor more than nine. Within such limits, the number may be fixed or changed from time to time by the vote of a majority of the shareholders or by vote of a majority of the directors.

Section 4. Election and Tenure of Office. The directors are elected at the annual meeting of the shareholders and hold office until the next annual meeting and until their successors have been elected and qualified.

Section 5. Regular meetings. A regular meeting of the board of directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may, by resolution, provide for additional regular meetings of the board.

Section 6. Special meetings. Special meetings of the directors for any purpose or purposes permitted by law may be called by the president of the corporation or by any two directors. The person or persons who call such meeting may fix any time or place for the holding of such meeting.

Section 7. Notice. Notices of meetings, annual or special, must be given in writing to directors by the secretary or an assistant secretary or, if there is no such officer, by any director or shareholder.

Notices of directors' meetings must be given either personally or by first-class mail or other means of written communication, addressed to the director at the address of the director appearing on the records of the corporation or given by the director to the corporation for the purpose of notice. Notice of a directors' meeting will be given to each director at least two weeks prior to the meeting, unless a greater period is required under the state corporation statutes for giving notice of a meeting.

This notice will state the place, date, and hour of the meeting and the general nature of the business to be transacted. The notice of an annual meeting and any special meeting at which directors are to be elected will include the names of the nominees that, at the time of the notice, the board of directors intends to present for election.

Section 8. Waiver of Notice. Any director may waive notice of any meeting before or after the meeting. Such waiver must be in writing signed by the director and delivered to the secretary of the corporation for inclusion in the minutes of the meeting.

Section 9. Quorum and voting. Except as otherwise required by applicable law, a majority of the directors shall constitute a quorum at a meeting of the directors. Each director shall be entitled to one vote upon each matter voted on at a meeting of the directors. Except as otherwise required by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 10. Informal action by directors. Any action required or permitted by law to be taken by the directors at a meeting may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote at a meeting.

Section 11. Resignation, vacancies, and removal. Any director may resign, effective on giving written notice to

the chairperson of the board of directors, the president, the secretary, or the board of directors, unless the notice specifies a later time for the effectiveness of the resignation. If the resignation is effective at a later time, a successor may be elected to take office when the resignation becomes effective.

Directors may be removed from office, and vacancies on the board of directors may be filled, in any manner allowed by applicable law.

ARTICLE 4. OFFICERS.

Section 1. Number. The officers of the corporation shall be a president, a secretary, and a treasurer (or officers with different titles that perform the similar duties of these officers), which are appointed by the board of directors, with the optional appointment of one or more vice-presidents at the discretion of the board. The board of directors may appoint such other additional officers as it may see fit from time to time. Subject to contractual agreements approved by the board of directors, officers of the corporation shall serve at the pleasure of the board of directors, and shall have the authority and duties specified from time to time by the board of directors, and shall receive salary and benefits as may be approved by the board.

Section 2. President. The president has general supervision, direction, and control of the day-to-day business and affairs of the corporation, subject to the direction and control of the board of directors. The president presides at all meetings of the shareholders and directors and is an ex officio member of all the standing committees, including any executive committee of the board, and has the general powers and duties of management usually vested in the office of president or chief executive officer of a corporation and other powers and duties as may from time to time be prescribed by the board of directors or these bylaws.

Section 3. Treasurer. The treasurer will keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation.

The treasurer will deposit monies and other valuables in the name and to the credit of the corporation with the depositories designated by the board of directors. He or she will disburse the funds of the corporation in payment of the just demands against the corporation; will render to the president and directors, whenever they request it, an account of all his or her transactions as chief financial officer and of the financial condition of the corporation; and have such other powers and perform such other duties as may from time to time be prescribed by the board of directors.

Section 4. Secretary. The corporate secretary (or other corporate officer designated by the board of directors to maintain and keep corporate records) will keep, or cause to be kept, at the principal office of the corporation, a book of minutes of all meetings of directors and shareholders. The minutes will state the time and place of holding of all meetings; whether regular or special, if special, how called or authorized; the notice given or the waivers of notice received; the names of those present at directors' meetings; the number of shares present or represented at shareholders' meetings; and an account of the proceedings.

The secretary will keep, or cause to be kept, at the principal office of the corporation, or at the office of the corporation's transfer agent, a share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary will keep, or cause to be kept, at the principal office of the corporation, the original or a copy of the bylaws of the corporation, as amended or otherwise altered to date, certified by him or her.

The secretary will give, or cause to be given, notice of all meetings of shareholders and directors required to be given by law or by the provisions of these bylaws. He or she will prepare, or cause to be prepared, an alphabetical listing of shareholders for inspection prior to and at meetings of shareholders as required these bylaws.

The secretary has charge of the seal of the corporation (if applicable) and has such other powers and may perform such other duties as may from time to time be prescribed by the board or these bylaws.

ARTICLE 5. BOOKS AND RECORDS.

Section 1. Books and records. The corporation shall create and maintain such books and records, including minutes of meetings, stock ledgers, and financial records, as may be required by law and any such additional records as may be specified by the directors and officers from time to time.

Section 2. Inspection by shareholders. To the extent required by applicable law, and to the additional extent permitted from time to time by the directors, shareholders shall have the right to inspect the books and records of the corporation.

ARTICLE 6. MISCELLANEOUS.

Section 1. Share certificates. Shareholders of the corporation shall be entitled to one or more certificates representing shares owned by such shareholders. Share certificates shall be in the form specified from time to time by the board of directors.

Section 2. Dividends and distributions. The board of directors may from time to time declare, and the corporation may pay, dividends on outstanding shares of the corporation, subject to limitations provided by law and the articles of incorporation of the corporation.

Section 3. Regular and executive committees. The board of directors may designate one or more regular committees to report to the board on any area of corporate operation and performance.

To the extent allowed under state corporate statutes, the board of directors also may designate and delegate specific decision-making authority to one or more executive committees, each consisting of two or more directors, that have the authority of the board of directors to approve corporate decisions in the specific areas designated by the board of directors.

Section 4. Seal. The board of directors may adopt, and from time to time modify, a corporate seal.

Section 5. Fiscal year. The fiscal year of the corporation shall be the period designated by the board of directors.

Section 6. Amendment. These bylaws may be amended from time to time by the directors or the shareholders in the manner permitted by applicable law.

Certification:

The foregoing bylaws are certified to be the bylaws of the corporation as adopted by the board of directors on the 23rd day of February, 2018.

/Andrew Kamal/

Andrew Kamal, SECRETARY

WAIVER OF NOTICE AND CONSENT TO HOLDING FIRST MEETING OF BOARD OF DIRECTORS
STARK DRONES CORPORATION

We, the undersigned, being all the directors of STARK DRONES CORPORATION, hereby waive notice of the first meeting of the board of directors of the corporation and consent to the holding of the meeting and consent to the transaction of any and all business at the meeting including, without limitation, the adoption of bylaws, the election of officers, the selection of the corporation's accounting period, the designation of the location of the principal office of the corporation, the selection of the place where the corporation's bank accounts will be maintained, and the authorization of the sale and issuance of the initial shares of stock of the corporation. The meeting is/was at the following date, time, and location:

Date: 02/23/2018

Time: 3:00PM EST

Location: Sterling Heights, Michigan

Signature of Each Director: /Andrew Kamal/

ANDREW KAMAL

RESTATED ARTICLES OF INCORPORATION

CSCL/CD-510 (Rev. 09/21)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS
CORPORATIONS, SECURITIES & COMMERCIAL LICENSING BUREAU 02

Date Received	AC1 (FOR BUREAU USE ONLY)	pd $10 tronicb 25743088
	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.	

Name		
Andrew Magdy Kamal		
Address		
801 W Big Beaver Rd. Suite - 300 MB #38		
City	**State**	**ZIP Code**
Troy	MI	48084

FILED
AUG 12 2024
ADMINISTRATOR
CORPORATIONS DIVISION

EFFECTIVE DATE:

Document will be returned to the name and address you enter above.
If left blank, document will be returned to the registered office.

RESTATED ARTICLES OF INCORPORATION

For use by Domestic Profit Corporations
(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned execute the following Articles:

1. The present name of the corporation is:
RIEMANN COMPUTING INC.

2. The identification number assigned by the Bureau is: 802160668

3. The former name(s) of the corporation are:
STARK DRONES CORPORATION

4. The date of filing the original Articles of Incorporation was: February 23, 2018

The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is:

RIEMANN COMPUTING INC.

ARTICLE II

The purpose or purposes for which the corporation is formed are:

STARK DRONES CORPORATION, amended as RIEMANN COMPUTING INC. is a holdings company primarily centered around technologies that disrupt infrastructure and telemetry. They are involved in computing paradigms, engineering consulting, aeronautical development, blockchain, the educational space, e-learning, and distributed systems. Our technologies target multiple industries from MedTech to potentially building self-sustaining societies and smart cities. Our motto is that human free will outweighs great deception, and technology should be pro-humanity. RIEMANN COMPUTING INC. aims to promote ethical technology over hedonism. We are a think tank of think tanks.

LH

ARTICLE III

The total authorized shares:

1. Common Shares 31472728 Preferred Shares 7500000

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:
SEE ADITIONAL PAGE (EXHIBIT A)

ARTICLE IV

1. The name of the resident agent: Andrew Magdy Kamal

2. The street address of the registered office is:

801 W Big Beaver Rd. Suite-300 MB #38 (Street Address), Troy (City), Michigan 48084 (Zip Code)

3. The mailing address of the registered office, if different than above:

________ (Street Address or P.O. Box), ________ (City), Michigan ________ (Zip Code)

ARTICLE V (Optional. Delete if not applicable)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between the corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or share holder thereof, or an application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all of the shareholders or class of shareholders and also on this corporation.

ARTICLE VI (Optional. Delete if not applicable)

Any action required or permitted under the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares that have at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. A written consent shall bear the date of signature of the shareholder that signs the consent. Written consents are not effective to take corporate action unless within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation that has custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders that would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and that have not consented to the action in writing. An electronic transmission consenting to an action must comply with Section 407(3).

ARTICLE VII (Additional provision, if any, may be inserted here; attach additional pages if needed).

This corporation fully complies with Chapter 2A of the Business Corporation Act. All shareholders are duly licensed or otherwise legally authorized to render one or more of the professional service(s) for which the corporation is organized, unless otherwise provided in Section 284 of the Act.

5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS, OTHERWISE, COMPLETE SECTION (b). **DO NOT COMPLETE BOTH.**

a. ☐ These Restated Articles of Incorporation were duly adopted on the ______________ day of ______________, ______, in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

Signed this ______________ day of ______________, ______

______________________ ______________________

______________________ ______________________

(Signatures of Incorporators; Type or Print Name Under Each Signature)

b. ✔ ☒ These Restated Articles of Incorporation were duly adopted on the 3rd day of June, 2024, in accordance with the provisions of Section 642 of the Act: (check one of the following)

☐ by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

☐ by the shareholders at a meeting in accordance with section 611(3) of the Act.

☐ were duly adopted by the written consent of the shareholders that have at least the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders that have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☑ were duly adopted by the written consent of the shareholders entitled to vote in accordance with section 407(2) of the Act.

☐ by the Board of Directors of a profit corporation pursuant to Section 611(2) of the Act.

Signed this 5th day of August, 2024

By Andrew Magdy Kamal
(Signature of an authorized officer or agent)

Andrew Magdy Kamal
(Type or Print Name)

/EXHIBIT A

Voting rights are connected to common shares, granting the holder one vote per share to set on critical management decision making and board member elections. For clarity, the founder pool refers to the original shareholders at the time of incorporation prior to any distributive activities (the original founder within the formation docs). Voting rights are not coupled with preferred stock. If the company starts paying dividends, preferred stockholders will always have priority in retrieving those payments. Preferred stockholders should expect payment before common stockholders in whatsoever non-class related asset distribution that the board decides to make to shareholders. It was declared to reserve 1472728 common shares for a regulatory equity crowdfunding offering. They do not belong to the founder's share pool. As any other common share, they are entitled to the same rights. A reserve of one million common shares is considered for board-extremal employee designated equity (talent pools). They have been extracted from the original founder pool of shares. They have the same rights as any other common shares. Until distributed, the shares' value belongs to the founder pool. A potential external equity offering, or ETF related to RIEMANN COMPUTING INC and connected to energy holdings, or the energy sector must have 1000000 common shares reserved. They were subtracted from the previous founder pool share count. They are like all other common shares in respect to their voting rights, but the descriptive and what the share class is tied to (or is described as) shall be specific. This is presumed nonetheless to be a part of the founder pool until any significantly relevant SEC form that authorizes the sale of such a class is issued. A relevant SEC statement must be filed after the date of this amendment for such a share class. Until issued, sold and distributed, the shares' value belongs to the founder pool. A potential external equity offering, or ETF related to RIEMANN COMPUTING INC from the computing sector must have 1000000 common shares reserved. They were subtracted from the previous founder pool share count. They are like all other common shares in respect to their voting rights, but the descriptive and what the share class is tied to (or is described as) shall be specific. This is presumed nonetheless to be a part of the founder pool until any significantly relevant SEC form that authorizes the sale of such a class is issued. A relevant SEC statement must be filed after the date of this amendment for such a share class. Until issued, sold and distributed, the shares' value belongs to the founder pool. A potential external equity offering, or ETF related to RIEMANN COMPUTING INC and connected to the renewables and sustainability sector must have 1000000 common shares reserved. They were subtracted from the previous founder pool share count. They are like all other common shares in respect to their voting rights, but the descriptive and what the share class is tied to (or is described as) shall be specific. This is presumed nonetheless to be a part of the founder pool until any significantly relevant SEC form that authorizes the sale of such a class is issued. A relevant SEC statement must be filed after the date of this amendment for such a share class. Until issued, sold and distributed, the shares' value belongs to the founder pool. A potential external equity offering, or ETF related to RIEMANN COMPUTING INC and is tied to the materials and textiles sector must have 1000000 common shares reserved. They were subtracted from the previous founder pool share count. They are like all other common shares in respect to their voting rights, but the descriptive and what the share class is tied to (or described as) shall be specific. This is presumed nonetheless to be a part of the founder pool until any significantly relevant SEC form that authorizes the sale of such a class is issued. A relevant SEC statement must be filed after the date of this amendment for such a share class. Until issued, sold and distributed, the shares' value belongs to the founder pool. A potential external equity offering, or ETF related to RIEMANN COMPUTING INC and connected to the agricultural, PoliTech and urban development sector must have 1000000 common shares reserved. They were subtracted from the previous founder pool share count. They are like all other common shares in respect to their voting rights, but the descriptive and what the share class is tied to (or described as) shall be specific. This is presumed nonetheless to be a part of the founder pool until any significantly relevant SEC form that authorizes the sale of such a class is issued. A relevant SEC statement must be filed after the date of this amendment for such a share class. Until issued, sold and distributed, the shares' value belongs to the founder pool. There are 7500000 shares reserved for the preferred stock class. Until issued, sold and distributed, the shares' value belongs to the founder pool.

EXHIBITS

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering circular to be signed on behalf by the undersigned, thereunto duly authorized, in the State of Michigan, on ________2024.

Riemann Computing Inc

By:____

Name:____

Title: Chief Executive Officer

This offering circular has been signed by the following persons in the capacities and on the date indicated.

Name:____

Signature:____

Title: Director

Date: